Draft of December 10, 1996

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                  CORNING CLINICAL LABORATORIES INC.
                                                       As Issuer


                              THE BANK OF NEW YORK
                                                       As Trustee


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN
                                                       As Subsidiary Guarantors


                             ----------------------


                                    Indenture

                          Dated as of December __, 1996

                             ----------------------





                                  $150,000,000


                     __% Senior Subordinated Notes due 2006





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



               Reconciliation and tie between Trust Indenture Act
              of 1939 and Indenture, dated as of December __, 1996


Trust Indenture                                                Indenture
  Act Section                                                   Section

ss.310 (a) (1)      ..........................................   609
       (a) (2)      ..........................................   609
       (a) (3)      ..........................................   Not Applicable
       (a) (4)      ..........................................   Not Applicable
       (b)          ..........................................   608
                                                                 610
ss.311 (a)          ..........................................   613
       (b)          ..........................................   613

ss.312 (a)          ..........................................   701
                    ...........................................  702(a)
       (b)          ..........................................   702(b)
       (c)          ..........................................   702(c)
ss.313 (a)          ..........................................   703(a)
       (a) (4)      ..........................................   101
                                                                 1024
       (b)          ..........................................   703(a)
       (c)          ..........................................   703(a)
       (d)          ..........................................   703(c)
ss.314 (a)          ..........................................   704
       (b)          ..........................................   Not Applicable
       (c) (1)      ..........................................   102
       (c) (2)      ..........................................   102
       (c) (3)      ..........................................   Not Applicable
       (d)          ..........................................   Not Applicable
       (e)          ..........................................   102
ss.315 (a)          ..........................................   601
       (b)          ..........................................   602
       (c)          ..........................................   601
       (d)          ..........................................   601
       (e)          ..........................................   514
ss.316 (a)          ..........................................   101
       (a) (1)(A)   ..........................................   502

                                                                 512
       (a) (1)(B)   ..........................................   513
       (a) (2)      ..........................................   Not Applicable
       (b)          ..........................................   508
       (c)          ..........................................   508
ss.317 (a) (1)      ..........................................   503

Trust Indenture                                                Indenture
  Act Section                                                   Section

       (a) (2)      ..........................................   504
       (b)          ..........................................  1003
ss.318 (a)          ..........................................  1071












--------
   Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                           Page

Parties.....................................................................1

Recitals of the Company and the Subsidiary Guarantors.......................1


                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

    SECTION 101.  Definitions...............................................  1
         Act................................................................  2
         Affiliate..........................................................  2
         Asset Disposition..................................................  2
         Attributable Value.................................................  2
         Authenticating Agent...............................................  3
         Board of Directors.................................................  3
         Board Resolution...................................................  3
         Business Day.......................................................  3
         Capital Lease Obligation...........................................  3
         Capital Stock......................................................  3
         Cash Equivalents...................................................  3
         Change of Control..................................................  4
         Commission.........................................................  4
         Common Stock.......................................................  4
         Company............................................................  4
         Company Request or Company Order...................................  4
         Consolidated EBITDA................................................  4
         Consolidated EBITDA Coverage Ratio.................................  5
         Consolidated Income Tax Expense....................................  5
         Consolidated Interest Expense......................................  5
         Consolidated Net Income............................................  6
         Consolidated Net Worth.............................................  6
         Consolidated Subsidiaries..........................................  6
         Corning............................................................  6
         Corning/Quest Diagnostics Spin-Off Tax Indemnification Agreement...  7
         Corporate Trust Office.............................................  7
         corporation........................................................  7
         Covance............................................................  7
         Credit Facility....................................................  7
         Credit Rating......................................................  7
         Debt...............................................................  7
         Defaulted Interest.................................................  7
         Distribution Date..................................................  8

                                                                           Page

         Escrow Agreement...................................................  8
         Event of Default...................................................  8
         Exchange Act.......................................................  8
         Guaranty...........................................................  8
         Holder.............................................................  8
         Incur..............................................................  8
         Indenture..........................................................  8
         Intercompany Agreements............................................  8
         Interest Payment Date..............................................  9
         Interest Rate Agreement............................................  9
         Investment.........................................................  9
         Lien...............................................................  9
         Maturity...........................................................  9
         Moody's............................................................  9
         Net Available Proceeds.............................................  9
         Non-Core Assets.................................................... 10
         Offer.............................................................. 10
         Offer to Purchase.................................................. 10
         Officers' Certificate.............................................. 12
         Operating Lease.................................................... 12
         Operating Margin................................................... 12
         Opinion of Counsel................................................. 12
         Outstanding........................................................ 12
         Pari Passu......................................................... 13
         Paying Agent....................................................... 13
         Payment Blockage Period............................................ 13
         Permitted Business................................................. 13
         Permitted Investment............................................... 13
         Permitted Joint Venture............................................ 14
         Permitted Joint Venture.Investment................................. 14
         Permitted Liens.................................................... 14
         Person............................................................. 15
         Predecessor Security............................................... 15
         Preferred Stock.................................................... 15
         Purchase Amount.................................................... 15
         Purchase Date...................................................... 15
         Purchase Price..................................................... 15
         Quest Diagnostics/CPS Spin-Off Tax Indemnification Agreements...... 16
         Quest Diagnostics Rights........................................... 16
         Quest Diagnostics Rights Agreement................................. 16
         Redemption Date.................................................... 16
         Redemption Price................................................... 16
         Regular Record Date................................................ 16
         Related Person..................................................... 16
         Rental Expense..................................................... 16

                                                                           Page

         Responsible Officer................................................ 16
         Restricted Payment................................................. 16
         Restricted Subsidiary.............................................. 17
         S&P................................................................ 17
         Sale and Leaseback Transaction..................................... 17
         Securities......................................................... 17
         Securities Payment................................................. 17
         Security Register and Security Registrar........................... 17
         Senior Debt........................................................ 17
         Senior Gurantee.................................................... 17
         Senior Nonmonetary Default......................................... 17
         Senior Payment Default............................................. 17
         Special Record Date................................................ 18
         Specified Operating Lease.......................................... 18
         Spin-Off Distributions............................................. 18
         Spin-Off Payments.................................................. 18
         Stated Maturity.................................................... 18
         Subordinated Debt.................................................. 18
         Subsidiary......................................................... 19
         Subsidiary Guarantees.............................................. 19
         Subsidiary Guarantor............................................... 19
         Subsidiary Guarantor Payment....................................... 19
         Subsidiary Guarantor Proceeding.................................... 19
         Tax Sharing Agreement.............................................. 20
         Transaction Agreement.............................................. 20
         Trustee............................................................ 20
         Trust Indenture Act................................................ 20
         Unpermitted Debt................................................... 20
         Unrestricted Subsidiary............................................ 20
         U.S. Government Obligations........................................ 20
         Vice President..................................................... 20
         Voting Stock....................................................... 21
         Weighted Average Life.............................................. 21
         Wholly Owned....................................................... 21
         Working Capital Facility........................................... 21
    SECTION 102.  Compliance Certificates and Opinions...................... 21
    SECTION 103.  Form of Documents Delivered to Trustee.................... 22
    SECTION 104.  Acts of Holders; Record Date.............................. 22
    SECTION 105.  Notices, Etc., to Trustee and Company..................... 24
    SECTION 106.  Notice to Holders; Waiver................................. 25
    SECTION 107.  Conflict with Trust Indenture Act......................... 25
    SECTION 108.  Effect of Headings and Table of Contents.................. 26
    SECTION 109.  Successors and Assigns.................................... 26
    SECTION 110.  Separability Clause....................................... 26
    SECTION 111.  Benefits of Indenture..................................... 26

                                                                           Page

    SECTION 112.  Governing Law............................................. 26
    SECTION 113.  Legal Holidays............................................ 26
    SECTION 114.  No Recourse Against Others................................ 26

                                   ARTICLE TWO

                     Security and Subsidiary Guarantee Forms

    SECTION 201.  Forms Generally........................................... 27
    SECTION 202.  Form of Face of Security.................................. 27
    SECTION 203.  Form of Reverse of Security............................... 29
    SECTION 204.  Form of Trustee's Certificate of Authentication........... 33
    SECTION 205.  Form of Guarantee......................................... 33


                                  ARTICLE THREE

                                 The Securities

    SECTION 301.  Title and Terms........................................... 37
    SECTION 302.  Denominations............................................. 38
    SECTION 303.  Execution, Authentication, Delivery and Dating............ 38
    SECTION 304.  Temporary Securities...................................... 38
    SECTION 305.  Registration, Registration of Transfer and Exchange....... 39
    SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.......... 40
    SECTION 307.  Payment of Interest; Interest Rights Preserved............ 41
    SECTION 308.  Persons Deemed Owners..................................... 42
    SECTION 309.  Cancellation.............................................. 42
    SECTION 310.  Computation of Interest................................... 43
    SECTION 311.  CUSIP Numbers............................................. 43

                                  ARTICLE FOUR

                           Satisfaction and Discharge

    SECTION 401.  Satisfaction and Discharge of Indenture................... 43
    SECTION 402.  Application of Trust Money................................ 44

                                  ARTICLE FIVE

                                    Remedies

    SECTION 501.  Events of Default......................................... 45
    SECTION 502.  Acceleration of Maturity; Rescission and Annulment........ 47
    SECTION 503.  Collection of Indebtedness and Suits for Enforcement
                           by Trustee....................................... 48

                                                                           Page

    SECTION 504.  Trustee May File Proofs of Claim.......................... 48
    SECTION 505.  Trustee May Enforce Claims Without Possession
                           of Securities or Subsidiary Guarantees........... 49
    SECTION 506.  Application of Money Collected............................ 49
    SECTION 507.  Limitation on Suits....................................... 50
    SECTION 508.  Unconditional Right of Holders to Receive Principal,
                           Premium and Interest............................. 50
    SECTION 509.  Restoration of Rights and Remedies........................ 51
    SECTION 510.  Rights and Remedies Cumulative............................ 51
    SECTION 511.  Delay or Omission Not Waiver.............................. 51
    SECTION 512.  Control by Holders........................................ 51
    SECTION 513.  Waiver of Past Defaults................................... 52
    SECTION 514.  Undertaking for Costs..................................... 52
    SECTION 515.  Waiver of Stay or Extension Laws.......................... 52

                                   ARTICLE SIX

                                   The Trustee

    SECTION 601.  Certain Duties and Responsibilities....................... 53
    SECTION 602.  Notice of Defaults........................................ 53
    SECTION 603.  Certain Rights of Trustee................................. 53
    SECTION 604.  Not Responsible for Recitals or Issuance of Securities.... 54
    SECTION 605.  May Hold Securities....................................... 55
    SECTION 606.  Money Held in Trust....................................... 55
    SECTION 607.  Compensation and Reimbursement............................ 55
    SECTION 608.  Disqualification; Conflicting Interests................... 56
    SECTION 609.  Corporate Trustee Required; Eligibility................... 56
    SECTION 610.  Resignation and Removal; Appointment of Successor......... 56
    SECTION 611.  Acceptance of Appointment by Successor.................... 57
    SECTION 612.  Merger, Conversion, Consolidation or Succession
                    to Business............................................. 58
    SECTION 613.  Preferential Collection of Claims Against Company......... 58
    SECTION 614.  Appointment of Authenticating Agent....................... 58

                                  ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

    SECTION 701.  Company to Furnish Trustee Names and Addresses
                     of Holders............................................. 60
    SECTION 702.  Preservation of Information; Communications to Holders.... 60
    SECTION 703.  Reports by Trustee........................................ 61
    SECTION 704.  Reports by Company........................................ 61

                                                                           Page



                                  ARTICLE EIGHT

                           Merger, Consolidation, Etc.

    SECTION 801.  Mergers, Consolidations and Certain Sales of Assets....... 62
    SECTION 802.  Mergers, Consolidations and Certain Sales of Assets by
                     Subsidiary Guarantors.................................. 63
    SECTION 803.  Successor Substituted..................................... 64

                                 ARTICLE NINE

                             Supplemental Indentures

    SECTION 901.  Supplemental Indentures Without Consent of Holders........ 64
    SECTION 902.  Supplemental Indentures with Consent of Holders........... 65
    SECTION 903.  Execution of Supplemental Indentures...................... 66
    SECTION 904.  Effect of Supplemental Indentures......................... 66
    SECTION 905.  Conformity with Trust Indenture Act....................... 66
    SECTION 906.  Reference in Securities to Supplemental Indentures........ 66

                                   ARTICLE TEN

                                    Covenants

    SECTION 1001.  Payment of Principal, Premium and Interest............... 67
    SECTION 1002.  Maintenance of Office or Agency.......................... 67
    SECTION 1003.  Money for Security Payments to be Held in Trust.......... 67
    SECTION 1004.  Existence................................................ 69
    SECTION 1005.  Maintenance of Properties................................ 69
    SECTION 1006.  Payment of Taxes and Other Claims........................ 69
    SECTION 1007.  Maintenance of Insurance................................. 69
    SECTION 1008.  Limitation on Incurrence of Debt......................... 70
    SECTION 1009.  Limitation on Layered and Junior Debt.................... 72
    SECTION 1010.  Limitation on Restricted Payments........................ 72
    SECTION 1011.  Limitation on Leases..................................... 75
    SECTION 1012.  Limitations Concerning Distributions by Subsidiaries, Etc 76
    SECTION 1013.  Limitation on Liens...................................... 77
    SECTION 1014.  Asset Dispositions....................................... 77
    SECTION 1015.  Limitation on Transactions with Affiliates and Related
                      Persons............................................... 79
    SECTION 1016.  Limitation on Sale of Capital Stock of Subsidiaries...... 79
    SECTION 1017.  Change of Control........................................ 80
    SECTION 1018.  Provision of Financial Information....................... 81
    SECTION 1019.  Unrestricted Subsidiaries................................ 81

                                                                           Page

    SECTION 1020.  Statement by Officers as to Default;
                      Compliance Certificates............................... 82
    SECTION 1021.  Waiver of Certain Covenants.............................. 83

                                 ARTICLE ELEVEN

                            Redemption of Securities

    SECTION 1101.  Right of Redemption...................................... 83
    SECTION 1102.  Applicability of Article................................. 83
    SECTION 1103.  Election to Redeem; Notice to Trustee.................... 84
    SECTION 1104.  Selection by Trustee of Securities to Be Redeemed........ 84
    SECTION 1105.  Notice of Redemption..................................... 84
    SECTION 1106.  Deposit of Redemption Price.............................. 85
    SECTION 1107.  Securities Payable on Redemption Date.................... 85
    SECTION 1108.  Securities Redeemed in Part.............................. 86

                                 ARTICLE TWELVE

                           Subordination of Securities

    SECTION 1201.  Securities Subordinate to Senior Debt.................... 86
    SECTION 1202.  Payment Over of Proceeds Upon Dissolution, Etc........... 86
    SECTION 1203.  No Payment When Senior Debt in Default................... 88
    SECTION 1204.  Payment Permitted If No Default.......................... 89
    SECTION 1205.  Subrogation to Rights of Holders of Senior Debt.......... 89
    SECTION 1206.  Provisions Solely to Define Relative Rights.............. 89
    SECTION 1207.  Trustee to Effectuate Subordination...................... 90
    SECTION 1208.  No Waiver of Subordination Provisions.................... 90
    SECTION 1209.  Notice to Trustee........................................ 91
    SECTION 1210.  Reliance on Judicial Order or Certificate of
                      Liquidating Agent..................................... 91
    SECTION 1211.  Trustee Not Fiduciary for Holders of Senior Debt......... 92
    SECTION 1212.  Rights of Trustee as Holder of Senior Debt;
                      Preservation of Trustee's Rights...................... 92
    SECTION 1213.  Article Applicable to Paying Agents...................... 92
    SECTION 1214.  Defeasance of this Article Twelve........................ 92

                                ARTICLE THIRTEEN

                              Subsidiary Guarantee

    SECTION 1301.  Subsidiary Guarantee..................................... 93
    SECTION 1302.  Execution and Delivery of Subsidiary Guarantees.......... 95
    SECTION 1303.  Release of Subsidiary Guarantors......................... 95

                                                                           Page

    SECTION 1304.  Additional Subsidiary Guarantors......................... 96

                                ARTICLE FOURTEEN

                     Subordination of Subsidiary Guarantees

    SECTION 1401.  Subsidiary Guarantees Subordinate to Senior
                      Guarantees............................................ 96
    SECTION 1402.  Payment Over of Proceeds Upon Dissolution, Etc........... 97
    SECTION 1403.  No Payment When Senior Debt of the Company
                      in Default............................................ 98
    SECTION 1404.  Payment Permitted If No Default.......................... 98
    SECTION 1405.  Subrogation to Rights of Holders of Senior Guarantees
                      of a Subsidiary Guarantor............................. 99
    SECTION 1406.  Provisions Solely to Define Relative Rights.............. 99
    SECTION 1407.  Trustee to Effectuate Subordination......................100
    SECTION 1408.  No Waiver of Subordination Provisions....................100
    SECTION 1409.  Notice to Trustee........................................101
    SECTION 1410.  Reliance on Judicial Order or Certificate of
                      Liquidating Agent.....................................101
    SECTION 1411.  Trustee Not Fiduciary for Holders of Senior Guarantees
                      of the Subsidiary Guarantors..........................102
    SECTION 1412.  Rights of Trustee as Holder of Senior Guarantees of
                      the Subsidiary Guarantors; Preservation of
                      Trustee's Rights......................................102
    SECTION 1413.  Article Applicable to Paying Agents......................102
    SECTION 1414.  Defeasance of this Article Fourteen......................103

                                 ARTICLE FIFTEEN

                       Defeasance and Covenant Defeasance

    SECTION 1501.  Company's Option to Effect Defeasance or
                      Covenant Defeasance...................................103
    SECTION 1502.  Defeasance and Discharge.................................103
    SECTION 1503.  Covenant Defeasance......................................104
    SECTION 1504.  Conditions to Defeasance or Covenant Defeasance..........104
    SECTION 1505.  Deposited Money and U.S. Government Obligations to be
                      Held in Trust; Other Miscellaneous Provisions.........106
    SECTION 1506.  Reinstatement............................................107

         INDENTURE, dated as of December __, 1996, among Corning Clinical Laboratories Inc. (to be renamed Quest Diagnostics Incorporated), a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at One Malcolm Avenue, Teterboro, New Jersey, 07608, each of the Subsidiary Guarantors (as hereinafter defined), and The Bank of New York, a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").


              RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

         The Company has duly authorized the creation of an issue of its ___% Senior Subordinated Notes due 2006 of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         The Company, directly or indirectly, owns as of the date hereof beneficially and of record 100% of the Capital Stock of the Subsidiary Guarantors; the Company and the Subsidiary Guarantors are members of the same consolidated group of companies and are engaged in related businesses; the Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities; accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for its full, unconditional and joint and several guarantee of the Securities.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, to make the Guarantees (as hereinafter defined) of each of the Subsidiary Guarantors, when executed by the respective Subsidiary Guarantors and endorsed on the Securities, the valid obligations of the respective Subsidiary Guarantors, and to make this Indenture a valid agreement of the Company and each of the Subsidiary Guarantors in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101. Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted as consistently applied by the Company at the date of such computation; and

                  (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

         "Act", when used with respect to any Holder, has the meaning specified in Section 104.

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person (including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary or (ii) the property or assets of such Person or any Restricted Subsidiary representing a division or line of business or (iii) other assets or rights of such Person or any Restricted Subsidiary outside of the ordinary course of business; but excluding (a) one or more Asset Dispositions that in any fiscal year result in aggregate net proceeds of less than $1 million, (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions of Section 801, (c) any disposition that constitutes a Restricted Payment or Permitted Investment that is permitted pursuant to the provisions of
Section 1010, and (d) any transfer, conveyance, lease, sale or other disposition of the Company's laboratory facility in Boston, Massachusetts.

         "Attributable Value" means, as to any Operating Lease of any Person, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

         "Board of Directors" means, with respect to the Company, either the board of directors of the Company or any duly authorized committee of that board, and with respect to any Subsidiary Guarantor, either the board of directors of such Subsidiary Guarantor or any duly authorized committee of that board.

         "Board Resolution" means, with respect to the Company or a Subsidiary Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or such Subsidiary Guarantor, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of equity interests of such Person.

         "Cash Equivalents" means, at any time, (i) any Debt (other than any Debt issued at a discount) fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof);
(ii) certificates of deposit of any financial institution that has combined capital and surplus and undivided profits of not less than $50 million (or the equivalent thereof in another currency) and has a long-term debt rating of at least "AA" by S&P or at least "Aa3" by Moody's; (iii) repurchase obligations for underlying securities of the type described in Clause (i) above entered into with any financial institution meeting the qualifications specified in Clause (ii) above; (iv) commercial paper issued by a corporation (other than Corning) organized under the laws of any State of the United States and rated at least A-1 by S&P or at least P-1 by Moody's; or (v) readily marketable securities (other than securities issued at a discount) issued or fully and unconditionally guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A-1 by S&P or at least P-1 by Moody's.

         "Change of Control" has the meaning specified in Section 1017.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and perform-ing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated EBITDA" of any Person means for any period the Consolidated Net Income of such Person for such period increased by the sum of
(i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period; provided, however, that the Consolidated Interest Expense, Consolidated Income Tax Expense and consolidated depreciation and amortization expense of a Consolidated Subsidiary of such Person shall be added to the Consolidated Net Income pursuant to the foregoing only (x) to the extent and, in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, in the same proportion that the Consolidated Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person and (y) only to the extent that the amount specified in Clause (x) is not subject to restrictions that prevent the payment of dividends or the making of distributions to such Person.

         "Consolidated EBITDA Coverage Ratio" of any Person means for any period (the "Reference Period") with respect to any date of computation (the "Transaction Date") the ratio of (i) Consolidated EBITDA of such Person for such period to (ii) Consolidated Interest Expense of such Person for such period. In making the foregoing calculation, (A) pro forma effect shall be given to any Debt Incurred during such Reference Period or subsequent to the end of such Reference Period and on or prior to the Transaction Date to the extent such Debt is outstanding at the Transaction Date, in each case as if such Debt had been Incurred on the first day of such Reference Period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day; (B) Consolidated Interest Expense attributable to interest on any Debt (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months or at least equal to the remaining term of such Debt and if profits and losses with respect to such Interest Rate Agreements are included as Consolidated Interest Expense of such Person) had been the applicable rate for the entire period; (C) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Debt that was outstanding during such Reference Period or thereafter but that is not outstanding or is to be repaid on the Transaction Date; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions by such Person (including giving pro forma effect to the application of proceeds of any asset disposition) that occur during such Reference Period or thereafter and prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period.

         "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles; (ii) the amortization of Debt discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iv) fees with respect to Interest Rate Agreements or foreign currency hedge, exchange or similar agreements; (v) an amount calculated by dividing the Preferred Stock dividends declared and paid or payable in cash by a number equal to (a) one minus (b) the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; (vi) the portion of the rental obligation in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such obligation were a Capital Lease Obligation), (vii) any interest capitalized in accordance with generally accepted accounting principles and (viii) the portion of any Rental Expense in respect of any Specified Operating Lease which would have been allocable to interest expense in accordance with generally accepted accounting principles if such Specified Operating Lease were treated as a Capitalized Lease Obligation.

         "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom to the extent included therein, without duplication, (i) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (ii) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (iii) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (iv) net gains or losses on asset dispositions by such Person or its Consolidated Subsidiaries, (v) any net income (loss) of a Consolidated Subsidiary that is attributable to a minority interest in such Consolidated Subsidiary, (vi) all extraordinary gains and extraordinary losses except to the extent such gain or loss involves a present or future cash payment, (vii) all write-offs of goodwill and other items and non-cash adjustments, including charges associated with grants or awards of restricted stock, (viii) $46 million and $155.7 million of charges taken by the Company in the second and third quarters, respectively, of fiscal 1996 and up to a $25 million charge to be taken in the fourth fiscal quarter of 1996 in connection with the Spin-Off Distributions (provided that, except to the extent provided by Clause (ix) below, any cash payments made with respect to such charges on or after January 1, 1997, shall be subtracted from Consolidated Net Income in the period actually paid) and (ix) any charge taken by the Company after the date of this Indenture to the extent the Company is reimbursed in cash for such charge pursuant to, and in accordance with, the Transaction Agreement.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Interests of such Person; provided, however, that, with respect to the Company and its Consolidated Subsidiaries, adjustments following the date of this Indenture to the accounting books and records of the Company and its Consolidated Subsidiaries (other than the change in accounting policy for evaluating the recoverability of intangible assets and measuring possible impairment under Statement of the Accounting Principles Board No. 17 that was announced by the Company to be adopted coincident with the Spin-Off Distributions) in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

         "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles; provided, however, that, for any particular period during which any Subsidiary was an Unrestricted Subsidiary, "Consolidated Subsidiaries" will exclude such Subsidiary for such period (or portion thereof) during which it was an Unrestricted Subsidiary.

         "Corning" means Corning Incorporated, a New York corporation, and its successors.

         "Corning/Quest Diagnostics Spin-Off Tax Indemnification Agreement" means the Spin-Off Tax Indemnification Agreement, dated December __, 1996, between Corning and the Company.

         "Corporate Trust Office" means the principal office of the Trustee in the Borough of Manhattan, The City of New York at which at any particular time its corporate trust business shall be administered. At the time of the execution of this Indenture, such principal office of the Trustee is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, in The City of New York, New York.

         "corporation" means a corporation, association, company, limited liability company, joint-stock company, partnership or business trust.

         "Covance" means Covance Inc., a Delaware corporation, and its successors.

         "Credit Facility" means the Credit Agreement, dated as of December 5, 1996, among the Company, the banks named therein, NationsBank, N.A., as Issuing Bank, Wachovia Bank of Georgia, N.A., as Swingline Bank, and Morgan Guaranty Trust Company of New York, as Administrative Agent (and any related guarantee agreements and any related Loan Documents as defined therein), as amended from time to time, and including any and all renewals, refinancings, refundings or replacements thereof and successive renewals, refinancings, refundings and replacements thereof.

         "Credit Rating" means the long-term unsecured debt rating provided by either S&P or Moody's; provided, however, that if there is a difference in such ratings the lower rating shall be used.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person. (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the Attributable Value in respect of any Specified Operating Lease, (vii) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination, (viii) every payment obligation of such Person under Interest Rate Agreements or foreign currency hedge, exchange or similar agreements at the time of determination and (ix) every obligation of the type referred to in Clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise.

         "Defaulted Interest" has the meaning specified in Section 307.

         "Distribution Date" means the date on which the Spin-Off Distributions are effected.

         "Escrow Agreement" means the Escrow Agreement, dated December __, 1996, among Corning, the Company, Covance and the Escrow Agent.

         "Event of Default" has the meaning specified in Section 501.

         "Exchange Act" refers to the Securities Exchange Act of 1934, as amended, and any successor act thereto.

         "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt, or dividends or distributions on any equity security, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Incur" means, with respect to any Debt, Operating Lease, or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of such Debt.

         "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "Intercompany Agreements" means the Transaction Agreement, the Corning/Quest Diagnostics Spin-Off Tax Indemnification Agreement, the Quest Diagnostics/CPS Spin-Off Tax Indemnification Agreements, the Tax Sharing Agreement, the Escrow Agreement and any other agreements contemplated by the foregoing.

         "Interest Payment Date" means the Stated Maturity of an instalment of interest on the Securities.

         "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement or other similar agreement designed to protect such Person or its Subsidiaries (or in the case of the Company, the Company and its Restricted Subsidiaries) against fluctuations in interest rates.

         "Investment" by any Person in any other Person means (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition, including by way of merger or consolidation, of any Capital Stock, bond, note, debenture or other debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person, (iii) any direct or indirect payment by such Person on a Guaranty of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guaranty or (iv) any other investment of cash or other property by such Person in or for the account of such other Person.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition and (iv) any amounts required to be escrowed or reserved by such Person or its Restricted Subsidiaries with respect to liabilities retained by such

Person or its Restricted Subsidiaries, including any indemnification or purchase price adjustments (provided that when such amounts are released from escrow or such reserve, such amounts will be treated as Net Available Proceeds and applied as required by Section 1014).

         "Non-Core Assets" means (i) the Company's domestic diagnostic kits business and (ii) those of the Company's domestic regional laboratories (and the assets and liabilities related thereto, including branch laboratories and patient service centers) (each hereinafter, a "Specified Laboratory") which had Operating Margin less than 3% for the nine month period ended September 30, 1996 as reflected in the internal financial statements of the Company for such period; provided, however, that, in the case of Clause (ii), a Specified Laboratory shall cease to be a Non-Core Asset if the Operating Margin of such Specified Laboratory for any four full fiscal quarters commencing with the four fiscal quarters ended December 31, 1996 exceeds 5% as reflected in the internal financial statements of the Company for such period.

         "Offer" has the meaning specified in the definition of Offer to Purchase.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within three Business Days after the Offer Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 1018 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of the events requiring the Company to make the Offer to Purchase, (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

                  (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made (including that a Change of Control or Asset Disposition, as applicable, has occurred);

                  (2) the Offer Expiration Date and the Purchase Date;

                  (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined as required by this Indenture) (the "Purchase Amount");

                  (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                  (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

                  (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                  (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                  (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                  (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                  (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

                  (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

         Any Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

         "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or a Subsidiary Guarantor, as the case may be, and delivered to the Trustee.

         "Operating Lease" of any Person means the obligation of such Person to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property, other than a Capital Lease Obligation or a Sale and Leaseback Transaction; but excluding the Company's laboratory facility in Cambridge, Massachusetts.

         "Operating Margin" means with respect to a Specified Laboratory, the quotient of (x) the Consolidated EBITDA of the Company attributable to such Specified Laboratory (assuming for this purpose that corporate overhead is allocated to the Specified Laboratory in an amount equal to 5% of the revenues of such Specified Laboratory) and (y) the Company's net revenues attributable to such Specified Laboratory, in each case, as reflected in the internal financial statements of the Company.

         "Opinion of Counsel" means, as to the Company or a Subsidiary Guarantor, a written opinion of counsel, who may be counsel for the Company or such Subsidiary Guarantor, as the case may be, and who shall be acceptable to the Trustee.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Subsidiary Guarantor) in trust or set aside and segregated in trust by the Company or a Subsidiary Guarantor (if the Company or a Subsidiary Guarantor shall act as a Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Securities as to which defeasance has been effected pursuant to Section 1502; and

                  (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, of any Subsidiary Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, a Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, of any Subsidiary Guarantor or of such other obligor.

         "Pari Passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

         "Payment Blockage Period" has the meaning specified in Section 1203.

         "Permitted Business" of the Company or any Restricted Subsidiary means a business carried on by the Company or any Restricted Subsidiary at the date of this Indenture and any business related, ancillary or complementary to any such business.

         "Permitted Investment" means (i) any Investment in a Wholly Owned Subsidiary of such Person, (ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year, (iii) time deposits and certificates of deposit, having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having peer grouprating of B or better (or the equivalent thereof) by Thompson BankWatch, Inc. or outstanding long-term debt rated BBB or better (or the equivalent thereof) by S&P or Baa or better (or the equivalent thereof) by Moody's, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in Clauses (ii) and (iii) above entered into with any bank meeting the qualifications specified in Clause (iii) above, (v) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's, and in each case maturing within 90 days, (vi) any Investment in a Person that, as a consequence of such Investment, becomes a Restricted Subsidiary and that is engaged in a Permitted Business if (A) the Company would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Investment, have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of Section 1008 and (B) immediately after giving effect to such Investment, the Company would have a Consolidated Net Worth not less than 95% of the Consolidated Net Worth of the Company immediately prior to such Investment, (vii) receivables owing to the Company or a Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (viii) extensions of trade credit made in the ordinary course of business and on customary terms, (ix) the letter of credit issued pursuant to the Credit Facility in favor of Kenneth W. Freeman to secure his pension benefits in an amount not to exceed $10 million and (x) any Investment in addition to Investments permitted to be made by Clauses (i) through (ix) above if the aggregate amount (including cash and the fair value of property other than cash, as determined by the Board of Directors) of such Investment, together with all other investments made pursuant to this Clause (x) and then held by the Company and its Restricted Subsidiaries (determined as of the time made), does not exceed $5 million.

         "Permitted Joint Venture" means any Person which is engaged in the acquisition, ownership, operation or management of assets in a Permitted Business.

         "Permitted Joint Venture Investment" means an Investment in a Permitted Joint Venture.

         "Permitted Liens" means (i) Liens existing at the date of this Indenture; (ii) Liens securing only Senior Debt; (iii) Liens securing only the Securities; (iv) Liens in favor of only the Company; (v) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company (provided that such Lien was not Incurred in anticipation of such transaction and was in existence prior to such transaction); (vi) Liens on property existing immediately prior to the acquisition thereof (provided that such Lien was not Incurred in anticipation of such transaction and was in existence prior to such transaction); (vii) Liens to secure Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens; provided that
(a) the principal amount of any Debt secured by such Lien does not exceed

100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) such Lien is incurred prior to or within 270 days after the acquisition of such property or the completionof the relevant improvements and
(d) the Incurrence of such Debt is permitted pursuant to Sections 1008 and 1009; (viii) Liens on property of the Company or any of its Subsidiaries in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (ix) Liens for taxes or assessments or other governmental charges or levies which are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles; (x) title exceptions, easements and other similar Liens that are not consensual and that do not materially impair the use of the property subject thereto; (xi) Liens to secure obligations under workmen's compensation laws, unemployment compensation, old- age pensions and other social security benefits or similar legislation, including Liens with respect to judgments which are not currently dischargeable; (xii) warehousemen's, materialmen's and other similar Liens for sums being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by generally accepted accounting principles; (xiii) Liens Incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business; (xiv) Liens to secure payment of the Company's sinking fund obligations in respect of certain Debt of the Company outstanding at the date of this Indenture in the amount of (pound)5 million in connection with the Company's acquisition of J.S. Pathology PLC in 1992; and (xv) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing Clauses (i) to
(xiv) so long as such Lien does not extend to any other property and the Debt so secured is not increased.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

         "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

         "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

         "Quest Diagnostics/CPS Spin-Off Tax Indemnification Agreements" means the two Spin-Off Tax Indemnification Agreements, each dated December __, 1996, in each case between the Company and Covance.

         "Quest Diagnostics Rights" means the preferred share purchase rights issued by the Company pursuant to, and in accordance with, the Quest Diagnostics Rights Agreement.

         "Quest Diagnostics Rights Agreement" means the Rights Agreement, dated as of December 31, 1996, between the Company and Harris Trust and Savings Bank, as Rights Agent, as the same may be amended from time to time in accordance with its terms.

         "Redeemable Interest" of any Person means any equity security of or other ownership interest in such Person that by its terms or otherwise is required to be redeemed or repaid prior to the Stated Maturity of the Securities or is redeemable or repayable at the option of the holder thereof at any time prior to the Stated Maturity of the Securities.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Related Person" of any Person means any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Stock of such Person.

         "Rental Expense" in respect of an Operating Lease means the total rental expense under such Operating Lease determined in accordance with generally accepted accounting principles.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Payment" has the meaning specified in Section 1010.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., and any successor thereto.

         "Sale and Leaseback Transaction" means an arrangement with any lender or investor or to which such lender or investor is a party (excluding the Company's laboratory facility in Cambridge, Massachusetts and the real property leased by the Company in Des Plaines, Illinois) providing for the leasing by a Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Securities" means the securities designated in the first paragraph of the recitals of the Company and the Subsidiary Guarantors.

         "Securities Payment" has the meaning set forth in Section 1202.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

         "Senior Debt" means (i) Debt of the Company created pursuant to the Credit Facility including all reborrowings by the Company, (ii) all other Debt of the Company referred to in clauses (i), (ii), (iii) or (viii) of the definition of Debt, whether Incurred on or prior to the date of this Indenture or thereafter Incurred and (iii) amendments, modifications, renewals, extensions, refinancings and refundings by the Company of any such Debt; provided, however, the following shall not constitute Senior Debt: (A) any Debt owed to a Person when such Person is a Subsidiary of the Company, (B) any Debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Securities, (C) any Debt Incurred in violation of this Indenture or (D) any Debt which is subordinated in right of payment in any respect to any other Debt of the Company. For purposes of this definition, "Debt" includes any obligation to pay principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-petition interest is allowed in such proceeding).

         "Senior Guarantee" means with respect to any Subsidiary Guarantor all obligations of such Subsidiary Guarantor under a Guarantee of Senior Debt of the Company.

         "Senior Nonmonetary Default" has the meaning specified in Section 1203.

         "Senior Payment Default" has the meaning specified in Section 1203.

         "Special Record Date" for the payment of any Defaulted Interest (as defined in Section 307) means a date fixed by the Trustee pursuant to Section 307.

         "Specified Operating Lease" means any Operating Lease that the Company elects to Incur pursuant to Clause (vii) of Section 1011.

         "Spin-Off Distributions" means, collectively, (i) the distribution to holders of Common Stock of Corning of all of the outstanding shares of common stock of the Company and (ii) the distribution to holders of Common Stock of the Company of all of the outstanding shares of Common Stock of Covance.

         "Spin-Off Payments" means: (i) the distribution to holders of the Company's Common Stock of all of the outstanding shares of the Common Stock of Covance, (ii) the repayment of $500 million (A) intercompany obligations owed to Corning by the Company and (B) payments under the Tax Sharing Agreement; (iii) the issuance by the Company of up to $1 million liquidation preference preferred stock to Corning and the payment of cash dividends thereon; provided, however, that the aggregate amount of all such dividends following the date of this Indenture shall not exceed $150,000 per year; (iv) the transfer of $140 million from Covance to the Company and subsequent transfer from the Company to Corning of such $140 million in repayment of intercompany debt owed by Covance to Corning and the Company and in repayment of certain tax liabilities of Covance and in satisfaction of a dividend from Covance to the Company and (v) the payment of any amount of cash by the Company to Corning that may be necessary so that the Company will not have more than $40 million of cash at the time of the Distribution Date plus the Net Available Proceeds from any asset dispositions made prior to the Distribution Date.

         "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Securities to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Securities exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Securities, upon notice by 25% or more in principal amount of the Securities to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and (iii) such Debt may not (x) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Securities or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Securities, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 1017 (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Securities required to be repurchased by the Company pursuant to the provisions contained in Section
1017).

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or (iii) any other Person (other than a corporation or partnership) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.

         "Subsidiary Guarantees" means the Guarantees of each Guarantor in the form of Section 205 and as provided in Article Thirteen.

         "Subsidiary Guarantor" means each of (i) CLMP Inc., a Delaware corporation; Corning Clinical Laboratories Inc., a Connecticut corporation; Corning Clinical Laboratories Inc., a Massachusetts corporation; Corning Clinical Laboratories Inc., a Maryland corporation; Corning Clinical Laboratories Inc., a Michigan corporation; Corning Clinical Laboratories of Pennsylvania Inc., a Delaware corporation; Corning MRL Inc., a Delaware corporation; Corning Nichols Institute Inc., a California corporation; Damon Clinical Laboratories Inc., a Massachusetts corporation; DeYor CPF/Metpath, Inc., an Ohio corporation; Diagnostic Reference Services, Inc., a Maryland corporation; DPD Holdings Inc., a Delaware corporation; MetWest Inc., a Delaware corporation; Nichols Institute Diagnostics, a California corporation; Pathology Building Partnership, a Maryland partnership; Quest Diagnostics Incorporated, a Maryland corporation; Quest Diagnostics Incorporated, a Michigan corporation; Southgate Medical Services, Inc., an Ohio corporation; (ii) any successor of any of the foregoing and (iii) each other Restricted Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with Section 1304 hereof, in each case (i), (ii) and (iii) until such Subsidiary Guarantor ceases to be such in accordance with Section 1303 hereof.

         "Subsidiary Guarantor Payment" has the meaning specified in
Section 1402.

         "Subsidiary Guarantor Proceeding" has the meaning specified in
Section 1402.

         "Tax Sharing Agreement" means the Tax Sharing Agreement, dated December __, 1996, among Corning, the Company and Covance.

         "Transaction Agreement" means the Transaction Agreement, dated as of November 22, 1996, among Corning, Corning Life Sciences Inc., the Company, Corning Clinical Laboratories Inc. (MI) and Covance.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Unpermitted Debt" has the meaning specified in Section 1019.

         "Unrestricted Subsidiary" means Associated Clinical Laboratories L.P., Damon Investment Holdings, Inc., Corning Laboratorios Clinicos, S.A. de C.V., Laboratorios Clinicos de Mexico, S.A. de C.V., Servicios de Laboratorio, S.A. de C.V., Laboratorios de Frontera Polanco, S.A. de C.V., Laboratorios de Analisis Biomedicus, S.A., Metpath Europe Limited, Nichols Institute International Holding B.V., Nichols Institute Sales Corporation, Nichols Institute Diagnostics Limited, Nichols Institute Diagnostics Trading S.A.; Nichols Institute Diagnostics GMBH, Nichols Institute Diagnostics B.V., Analisis, S.A., Trans United Casualty and Indemnity Insurance Company and each other Subsidiary of the Company that is deemed to be an Unrestricted Subsidiary in accordance with
Section 1019.

         "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         "Vice President", when used with respect to the Company, a Subsidiary Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "Voting Stock" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Weighted Average Life" means, as of the date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and the amount of such principal by (ii) the sum of all such principal payments.

         "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock or other ownership interests of such Subsidiary (other than directors' qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person or any combination of the foregoing.

         "Working Capital Facility" means the $100 million six-year revolving working capital credit facility established under the terms of the Credit Facility as in effect on the date of this Indenture.


SECTION 102.  Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.  Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.  Acts of Holders; Record Date.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         The ownership of Securities shall be proved by the Security Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

         The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any notice of a default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

         With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.


SECTION 105.  Notices, Etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received by the Trustee at its Corporate Trust office; Attention:
         Corporate Trust Office and Agencies Administration, or

                  (2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, in the case of the Company to it at the address of its princi-pal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company and, in the case of any Subsidiary Guarantor, to it at the address of the Company's principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by such Subsidiary Guarantor.


SECTION 106.  Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Where this Indenture or any Security requires notice by publication, such notice shall be sufficient if published in The Wall Street Journal (Eastern Edition) or if publication in The Wall Street Journal (Eastern Edition) is impracticable in such other publication of national circulation that the Trustee may approve.


SECTION 107.  Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


SECTION 108.  Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.  Successors and Assigns.

         All covenants and agreements in this Indenture by the Company or any Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not.


SECTION 110.  Separability Clause.

         In case any provision in this Indenture or in the Securities or any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.  Benefits of Indenture.

         Nothing in this Indenture or in the Securities or in the Subsidiary Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt (subject to Article Twelve hereof), the holders of Senior Guarantees (subject to Article Fourteen hereof) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 112.  Governing Law.

         THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES ENDORSED THEREON SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.


SECTION 113.  Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that, to the extent such payment is so made on such next succeeding Business Day, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Purchase Date or Stated Maturity, as the case may be.


SECTION 114.  No Recourse Against Others.

         No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligation of the Company under this Indenture or the Securities.

Each Holder by accepting a Security waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Securities


                                   ARTICLE TWO

                     Security and Subsidiary Guarantee Forms


SECTION 201.  Forms Generally.

         The Securities, the Subsidiary Guarantees to be endorsed thereon and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or Subsidiary Guarantees, as the case may be.

         The definitive Securities and Subsidiary Guarantees to be endorsed thereon shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner provided that such manner is permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities or Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or Subsidiary Guarantees, as the case may be.


SECTION 202.  Form of Face of Security.

                       CORNING CLINICAL LABORATORIES INC.
                     ___% SENIOR SUBORDINATED NOTE DUE 2006

                     GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                    PREMIUM, IF ANY, AND INTEREST BY CERTAIN
                 SUBSIDIARIES OF QUEST DIAGNOSTICS INCORPORATED

No. __________                                                        $________

         Corning Clinical Laboratories Inc., a corporation duly organized and existing under the laws of the State of Delaware that will change its name on December 31, 1996 to Quest Diagnostice Incorporated (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of ________________ Dollars on December 15, 2006, and to pay interest thereon from December __, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing June 15, 1997, at the rate of ___% per annum, until the principal hereof is paid or made available for payment, and at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest until paid.
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and provided, further, that upon the written request of any Holder to the Company or a Paying Agent not later than the 10th Business Day immediately preceding the relevant payment date, such Holder may receive payment of the principal of (and premium, if any) or interest on this Security by wire transfer of immediately available funds to the account specified by such Holder in such request. Unless such designation is revoked, any such designation made by the Holder with respect to this Security will remain in effect with respect to future payments with respect to this Security payable to the Holder.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                            CORNING CLINICAL LABORATORIES INC.

[Seal]

                                            By_________________________________
                                            Title:
Attest:


______________________________
Title:


SECTION 203.  Form of Reverse of Security.

         This Security is one of a duly authorized issue of Securities of the Company designated as its ___% Senior Subordinated Notes due 2006 (herein called the "Securities"), limited in aggregate principal amount to $150,000,000, issued and to be issued under an Indenture, dated as of December __, 1996 (herein called the "Indenture"), among the Company, the Subsidiary Guarantors named therein and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee, the holders of Senior Debt, the holders of Senior Guarantees and the Holders of the Securities and of the terms upon which the Securities and the Subsidiary Guarantees endorsed thereon are, and are to be, authenticated and delivered.

         The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after December 15, 2001 as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning December 15 of the years indicated,

                                                              Redemption
                  Year                                          Price
                  2001                                          ______%
                  2002                                          ______%
                  2003                                          ______%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         The Securities are also subject to redemption, upon not less than 15 nor more than 30 days' notice by mail and publication, at any time on or prior to June 30, 1997, as a whole and not in part, at the election of the Company, if as a result of an event outside the control of Corning, the Company and Covance, the Spin-Off Distributions do not occur prior to March 31, 1997, at a Redemption Price equal to 101% of the principal amount of the Securities plus accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         The Securities do not have the benefit of any sinking fund obligations.

         The Indenture provides that, subject to certain conditions, if (i) certain Excess Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

         In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under this Security are Guaranteed on a senior subordinated basis pursuant to the Subsidiary Guarantees endorsed hereon. The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company or the Subsidiary Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.


                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1014 or 1017 of the Indenture, check the box:

         /_/

         If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1014 or 1017 of the Indenture, state the amount: $


Dated:                        Your Signature:____________________
                                    (Sign exactly as name appears on the other side of this Security)


Signature Guarantee:__________________________________________
                        (Signature must be guaranteed by an
                        "eligible guarantor institution"
                        meeting the requirements of the
                        Security Registrar, which
                        requirements include membership or
                        participation in a "signature
                        guarantee program" as may be
                        determined by the Security
                        Registrar, all in accordance with
                        the Securities Exchange Act of 1934,
                        as amended.)

SECTION 204.  Form of Trustee's Certificate of Authentication.

         This is one of the Securities with the Subsidiary Guarantees endorsed thereon referred to in the within-mentioned Indenture.

Dated:

                              THE BANK OF NEW YORK
                              As Trustee


                              By ______________________________________
                                   Authorized Signatory


SECTION 205.  Form of Guarantee.

                                    GUARANTEE

         For value received, each of the Subsidiary Guarantors named (or deemed herein to be named) below hereby jointly and severally fully and unconditionally guarantees to the Holder of the Security upon which this Subsidiary Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, Offer to Purchase or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, Offer to Purchase or otherwise, and as if such payment were made by the Company.

         Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any other guarantor, or any consent to departure from any requirement of any other guarantee of all or of any of the Securities, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Subsidiary Guarantee. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

         The indebtedness of each Subsidiary Guarantor evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Guarantees of such Subsidiary Guarantor, and this Subsidiary Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of any Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Security upon which this Subsidiary Guarantee is endorsed.

         Each Subsidiary Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of this Security pursuant to the provisions of its Subsidiary Guarantee or the Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Security and all other Securities issued under the Indenture shall have been paid in full.

         This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be rein- stated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Securities, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

         By delivery of a Supplemental Indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Indenture will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Security upon which this Subsidiary Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and has executed and delivered this Subsidiary Guarantee.

         All terms used in this Subsidiary Guarantee which are defined in the Indenture referred to in the Security upon which this Subsidiary Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

         Reference is made to the Indenture for further provisions with respect to this Subsidiary Guarantee.

         THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed under its corporate seal.

                             Corning Clinical Laboratories Inc. (CT)
                             Corning Clinical Laboratories Inc. (MA)
                             Corning Clinical Laboratories Inc. (MD)
                             Corning Clinical Laboratories Inc. (MI)
                             Corning Clinical Laboratories of Pennsylvania
                             Inc.
                             Corning MRL Inc.
                             Corning Nichols Institute Inc.
                             Damon Clinical Laboratories Inc.
                             DeYor CPF/Metpath, Inc.
                             Diagnostic Reference Services, Inc.
                             DPD Holdings Inc.
                             MetWest Inc.
                             Nichols Institute Diagnostics
                             Pathology Building Partnership
                             Quest Diagnostics Incorporated (MD)
                             Quest Diagnostics Incorporated (MI)
                             Southgate Medical Services, Inc.


                                       By__________________________________
                                         Title:



Attest


__________________________________
Title:


                             CLMP Inc.


                             By__________________________________


Attest


__________________________________
Title:

                                  ARTICLE THREE

                                 The Securities

SECTION 301.  Title and Terms.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $150,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Offer to Purchase pursuant to Section 1014 or 1017.

         The Securities shall be known and designated as the "___% Senior Subordinated Notes due 2006" of the Company. Their Stated Maturity shall be December 15, 2006 and they shall bear interest at the rate of ___% per annum, from December __, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 15 and December 15, commencing June 15, 1997, until the principal thereof is paid or made available for payment.

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and provided, further, that upon the written request of any Holder to the Company or a Paying Agent not later than the 10th Business Day immediately preceding the relevant payment date, such Holder may receive payment of the principal of (and premium, if any) or interest on such Holder's Security by wire transfer to the account specified by such Holder in such request. Unless such designation is revoked, any such designation made by a Holder with respect to its Security will remain in effect with respect to future payments with respect to such Security payable to such Holder.

         The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1014 and 1017.

         The Securities shall be redeemable as provided in Article Eleven.

         The Securities shall be subordinated in right of payment to Senior Debt of the Company as provided in Article Twelve.

         The Securities shall be guaranteed by the Subsidiary Guarantors as provided in Article Thirteen.

         The Subsidiary Guarantees shall be subordinated in right of payment to Senior Guarantees of the Subsidiary Guarantors as provided in Article Fourteen.

         The Securities shall be subject to defeasance at the option of the Company as provided in Article Fifteen.


SECTION 302.  Denominations.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.  Execution, Authentication, Delivery
                      and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman, its Vice Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company and having endorsed thereon the Subsidiary Guarantees executed as provided in
Section 1302 by the Subsidiary Guarantors to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities with such Subsidiary Guarantees endorsed thereon; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities with such Subsidiary Guarantees endorsed thereon as in this Indenture provided and not otherwise.

         Each Security shall be dated the date of its authentication.

         No Security or Subsidiary Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that each Subsidiary Guarantee endorsed thereon has been duly endorsed thereon and delivered hereunder.


SECTION 304.  Temporary Securities.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and having endorsed thereon the Subsidiary Guarantees substantially of the tenor of the definitive Subsidiary Guarantees in lieu of which they are issued duly executed by the Subsidiary Guarantors and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and Subsidiary Guarantees may determine, as evidenced by their execution of such Securities and Subsidiary Guarantees.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and like tenor having endorsed thereon Subsidiary Guarantees executed by the Subsidiary Guarantors. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


SECTION 305.  Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor, each such Security having endorsed thereon the Subsidiary Guarantees executed by the Subsidiary Guarantors.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, and having the Subsidiary Guarantee endorsed thereon executed by each Subsidiary Guarantor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Subsidiary Guarantors shall execute the Subsidiary Guarantees endorsed on and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities and the Subsidiary Guarantees endorsed thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the respective Subsidiary Guarantors, evidencing the same debt and Subsidiary

Guarantees, and entitled to the same benefits under this Indenture, as the Securities and Subsidiary Guarantees surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 or in accordance with any Offer to Purchase pursuant to Section 1014 or 1017 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.


SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute, the Subsidiary Guarantors shall execute the Subsidiary Guarantees endorsed on and the Trustee shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them (including an indemnity bond), each Subsidiary Guarantor and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, having endorsed thereon the Subsidiary Guarantees executed by the Subsidiary Guarantors and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security, and the Subsidiary Guarantees endorsed thereon, shall constitute an original additional contractual obligation of the Company and the respective Subsidiary Guarantors, whether or not the destroyed, lost or stolen Security and the Subsidiary Guarantees endorsed thereon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 307.  Payment of Interest; Interest Rights Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Dat therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 308.  Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any agent of the Company, the Subsidiary Guarantors or the Trustee shall be affected by notice to the contrary.


SECTION 309.  Cancellation.

         All Securities surrendered for payment, redemption, registration of transfer or exchange or for purchase under any Offer to Purchase pursuant to
Section 1014 or 1017 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order, provided, however, that the Trustee shall not be required to destroy cancelled Securities.


SECTION 310.  Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


SECTION 311.  CUSIP Numbers.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers whether as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed on the other identificatin numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                  ARTICLE FOUR

                           Satisfaction and Discharge


SECTION 401.  Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Articles Twelve and Fourteen hereof), when

         (1) either

                  (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
         (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
         Section 1003) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities not theretofore delivered to the Trustee for cancellation

                  (i) have become due and payable, or

                  (ii) will become due and payable at their Stated Maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or a Subsidiary Guarantor, in the case of (i), (ii) or
         (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient (without reinvestment) to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company or a Subsidiary Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Subsidiary Guarantors; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607, the obligations to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause
(1) of this Section, the obligations of the Trustee under Section 402, the last paragraph of Section 1003 and the provisions of Sections 303, 305 and 306 shall survive.


SECTION 402.  Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE

                                    Remedies

SECTION 501.  Events of Default.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

                  (2) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                  (3) default in the performance, or breach, of Section 801, 1014 or 1017; or

                  (4) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (5) a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Debt by the Company or any Restricted Subsidiary or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt of the Company or any such Restricted Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $15 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay any portion of the principal of such Debt at final stated maturity when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable without such Debt having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such Debt to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (6) a final judgment or final judgments (not subject to appeal) for the payment of money are entered against the Company or any Restricted Subsidiary in an aggregate amount in excess of $15 million by a court or courts of competent jurisdiction, which judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal all such judgments has expired; or

                  (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the

         Company or any such Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Restricted Subsidiary or of any substantial part of the property of the Company or any such Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (8) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Company or any such Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary, or the filing by the Company or any such Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, or the making by the Company or any Restricted Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any such Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Restricted Subsidiary in furtherance of any such action.


SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 501(7) or (8) occurs insofar as the Company is concerned) and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal of and any accrued interest shall become immediately due and payable. If an Event of Default specified in Section 501(7) or (8) occurs insofar as the Company is concerned, the principal of and any accrued interest on the Securities then Outstanding shall ipso facto become immediately due and payable without any declaration or other action on the part of the Trustee or any Holder. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the provisions described in Section 1101(b), an equivalent premium will also become and be immediately due and payable upon the acceleration of the Securities.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay

                        (A) all overdue interest on all Securities,

                        (B) the principal of (and premium, if any, on) any
                  Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and interest thereon at the rate provided therefor in the Securities,

                        (C) interest upon overdue interest at the rate provided
                  therefor in the Securities, and

                        (D) all sums paid or advanced by the Trustee hereunder
                  and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                  (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if

                  (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided therefor in the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.  Trustee May File Proofs of Claim.

         In case of any judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Securities, or the property of the Company or its creditors or of any Subsidiary Guarantor and its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


SECTION 505. Trustee May Enforce Claims Without Possession of Securities or Subsidiary Guarantees.

         All rights of action and claims under this Indenture or the Securities or any Subsidiary Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.  Application of Money Collected.

         Subject to Articles Twelve and Fourteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 607;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

                  THIRD: To the Company or such other party as a court of competentjurisdiction shall direct.


SECTION 507.  Limitation on Suits.

         No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Company, on the Purchase
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.  Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.  Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.  Control by Holders.

         The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.  Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except

                  (1) a default in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase made by the Company), or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.  Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or any Subsidiary Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate at least 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase, on or after the Purchase Date).


SECTION 515.  Waiver of Usury, Stay or Extension Laws.

         Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE SIX

                                   The Trustee

SECTION 601.  Certain Duties and Responsibilities.

         The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.  Notice of Defaults.

         The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.  Certain Rights of Trustee.

         Subject to the provisions of Section 601:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.


SECTION 604.  Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities and the Subsidiary Guarantees endorsed thereon, except the Trustee's certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or the Subsidiary Guarantees endorsed thereon. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.  May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, or any Subsidiary Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company and any Subsidiary Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.


SECTION 606.  Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Subsidiary Guarantor, as the case may be.

SECTION 607.  Compensation and Reimbursement.

         The Company agrees

                  (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture.

SECTION 608.  Disqualification; Conflicting Interests.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.


SECTION 609.  Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, with a Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.  Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

         (d)  If at any time:

                  (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appoint- ment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


SECTION 611.  Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Subsidiary Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company and the Subsidiary Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 612.  Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.  Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Subsidiary Guarantee, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company, such Subsidiary Guarantor or any such other obligor.


SECTION 614.  Appointment of Authenticating Agent.

         The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial redemption or partial purchase or pursuant to Section 306, and Securities so authenticated, and the Subsidiary Guarantees endorsed thereon, shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50 million and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall send written notice of such appointment, in the manner provided in Section 106, to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

         If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities described in the within-mentioned Indenture.



                                  The Bank of New York,
                                    As Trustee



                                  By___________________________,
                                    As Authenticating Agent



                                  By___________________________
                                    Authorized Officer

                                  ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company


SECTION 701.  Company to Furnish Trustee
              Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee

                  (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.


SECTION 702.  Preservation of Information;
                      Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors and the Trustee that neither the Company, the Subsidiary Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.  Reports by Trustee.

         (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission, with the Company and with the Subsidiary Guarantors. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.


SECTION 704.  Reports by Company.

         The Company and each of the Subsidiary Guarantors shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                  ARTICLE EIGHT

                           Merger, Consolidation, Etc.

SECTION 801.  Mergers, Consolidations and Certain Sales of Assets.

         The Company (a) shall not consolidate with or merge into any Person (other than a Wholly Owned Restricted Subsidiary) or permit any Person (other than a Wholly Owned Restricted Subsidiary) to consolidate with or merge into the Company; and (b) shall not, directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets; unless, in each case:

                  (i) immediately before and after giving effect to such transaction (or series) and treating any Debt Incurred by the Company or a Restricted Subsidiary as a result of such transaction (or series) as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction (or series), no Event of Default or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default shall have occurred and be continuing;

                  (ii) in a transaction (or series) in which the Company does not survive or in which the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets, the successor entity (the "Successor Company") is a corporation, partnership, limited liability company or business trust and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                  (iii) immediately after giving effect to such transaction (or series), the Consolidated Net Worth of the Company or, if applicable, the Successor Company shall be equal to or greater than 95% of the Consolidated Net Worth of the Company immediately prior to such transaction (or series);

                  (iv) the Company would, at the time of such transaction (or series) and after giving pro forma effect thereto as if such transaction (or series) had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of Section 1008;

                  (v) if, as a result of any such transaction, property and assets of the Company or any Restricted Subsidiary would become subject to a Lien which would not be permitted by Section 1013, the Company or, if applicable, the Successor Company, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) Debt secured by such Lien; and

                  (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, conveyance, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officers' Certificate, setting forth the manner of determination of the ability to Incur Debt and the Consolidated Net Worth in accordance with Clauses (iii) and (iv) above, of the Company or, if applicable, of the Successor Company as required pursuant to the foregoing.


SECTION 802. Mergers, Consolidations and Certain Sales of Assets by Subsidiary Guarantors.

         Except in a transaction resulting in the release of a Subsidiary Guarantor in accordance with Section 1303, each Subsidiary Guarantor shall not, and the Company shall not permit any Subsidiary Guarantor to, (a) consolidate with or merge into any Person (other than the Company or a Wholly-Owned Subsidiary Guarantor) or permit any Person (other than a Wholly-Owned Subsidiary Guarantor) to consolidate with or merge into such Subsidiary Guarantor or (b) directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets; unless, in each case:

                  (i) in a transaction (or series) in which such Subsidiary Guarantor does not survive or in which all or substantially all of the properties and assets of such Subsidiary Guarantor are transferred, conveyed, sold, leased or otherwise disposed of, the successor entity (the "Successor Subsidiary Guarantor") is a corporation, partnership, limited liability company or business trust and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of all obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture and the performance of every covenant of this Indenture on the part of such Subsidiary Guarantor to be performed or observed; and

                  (2) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, conveyance, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 803.  Successor Substituted.

         (a) Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

         (b) Upon any consolidation of a Subsidiary Guarantor with, or merger of such Subsidiary Guarantor into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor in accordance with Section 802, the Successor Subsidiary Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture with the same effect as if such successor Person had been named as a Subsidiary Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and its Subsidiary Guarantee.


                                  ARTICLE NINE

                             Supplemental Indentures

SECTION 901.  Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, the Subsidiary Guarantors, when authorized by their respective Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or any Subsidiary Guarantor herein and in the Securities or Subsidiary Guarantee, as the case may be;

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

                  (3) to secure the Securities pursuant to the requirements of
         Section 1013 or otherwise;

                  (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act;

                  (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect; or

                  (6) to add new Subsidiary Guarantors pursuant to Section 1304.


SECTION 902.  Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, the Subsidiary Guarantors and the Trustee, the Company, when authorized by a Board Resolution of the Company, the Subsidiary Guarantors, when authorized by their respective Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase, on or after the applicable Purchase
         Date), or

                  (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                  (3) modify any of the provisions of this Section, Section 513 or Section 1021, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

                  (4) modify any of the provisions of this Indenture relating to the subordination of the Securities or the Subsidiary Guarantees in a manner adverse to the Holders, or

                  (5) modify the provisions of Section 1014 or 1017 or the related definitions in a manner adverse to the Holders.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.  Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article Twelve or Article Fourteen in any manner which might terminate or impair or otherwise adversely affect the rights of the Senior Debt or the Senior Guarantees, as the case may be, pursuant to such subordination provisions.


SECTION 905.  Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.


SECTION 906.  Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company and the Subsidiary Guarantors shall so determine, new Securities so modified as to conform, in the opinion of the Trustee, the Company and the Subsidiary Guarantors, to any such supplemental indenture may be prepared and executed by the Company, the Subsidiary

Guarantees may be endorsed thereon and such new Securities authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                   ARTICLE TEN

                                    Covenants

SECTION 1001.  Payment of Principal, Premium and Interest.

         The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.


SECTION 1002.  Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Securities, any Subsidiary Guarantee endorsed thereon and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and each Subsidiary Guarantor hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.  Money for Security Payments to be Held in Trust.

         If the Company or any Subsidiary Guarantor shall at any time act as Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.  Existence.

         Subject to Article Eight and Section 1014, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company and each Subsidiary Guarantor; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Holders.


SECTION 1005.  Maintenance of Properties.

         The Company will cause all properties necessary for the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors of the Company in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary.


SECTION 1006.  Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves are maintained to the extent required by generally accepted accounting principles.


SECTION 1007.  Maintenance of Insurance.

         The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of its and their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

SECTION 1008.  Limitation on Incurrence of Debt.

         The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the Consolidated EBITDA Coverage Ratio of the Company for the four full fiscal quarters for which internal financial statements are available immediately preceding the Incurrence of such Debt, calculated on a pro forma basis as if such Debt had been Incurred and the proceeds thereof had been received and so applied at the beginning of the four full fiscal quarters, would be greater than
2.50 to 1.0 if such date is on or prior to December 31, 1998, 2.75 to 1.0 if such date is after December 31, 1998 and on or prior to December 31, 1999 and
3.0 to 1.0 if thereafter.

         Without regard to the foregoing limitations, the Company or any Restricted Subsidiary may Incur the following Debt:

                  (i) Debt under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $450.0 million less
         (A) principal payments on any term loan facility under the Credit Facility required to be made by the terms of the Credit

         Facility as in effect on the date of this Indenture and actually made and (B) any amounts by which the Working Capital Facility commitments are permanently reduced by the terms of the Credit Facility as in effect on the date of this Indenture; provided, that Clause (B) shall not apply to a refinancing or refunding of the Working Capital Facility so long as such refinancing or refunding complies with Clause (vii) below.

                  (ii) Debt evidenced by the Securities;

                  (iii) Debt of the Company or any Restricted Subsidiary (other than Debt referred to in Clauses (i) and (ii) above) outstanding on the date of this Indenture;

                  (iv) Debt owed by the Company to any Wholly Owned Restricted Subsidiary or Debt owed by a Wholly Owned Restricted Subsidiary to the Company; provided, however, that (a) any such Debt owing by the Company to a Wholly Owned Restricted Subsidiary shall be Subordinated Debt and
         (b) upon either (1) the transfer or other disposition by such Wholly Owned Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Wholly Owned Restricted Subsidiary or (2) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than the Company or another such Wholly Owned Restricted Subsidiary, the provisions of this Clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition or such issuance, sale, lease, transfer or other disposition;

                  (v) Obligations under Interest Rate Agreements in respect of Debt permitted to be Incurred by the Company pursuant to this Indenture to the extent the notional principal amount of such Interest Rate Agreements does not exceed the aggregate principal amount of the Debt to which such Interest Rate Agreements relate; provided, however, that (A) such Interest Rate Agreements are used solely to hedge the related Debt and (B) the profits and losses with respect to the Interest Rate Agreements are included as interest expense under generally accepted accounting principles;

                  (vi) Debt Incurred by the Company or any Restricted Subsidiary in respect of (x) bid or performance bonds entered into in favor of governmental entities or (y) surety or appeal bonds which, in each case, are entered into in the ordinary course of business;

                  (vii) Debt Incurred to renew, extend, refinance or refund any outstanding Debt permitted by Clauses (i), (ii) and (iii) above or this Clause (vii); provided, however, that such Debt does not exceed the principal amount of Debt (or, in the case of Debt issued at a discount from its principal amount, the amount then payable upon an acceleration thereof) so renewed, extended, refinanced or refunded (plus accrued interest, fees, expenses, premiums and other amounts payable in connection therewith in an amount not in excess of 1% of the principal amount (or, in the case of Debt issued at a discount, the amount payable upon acceleration) of the Debt being renewed, extended, refinanced or refunded); and provided further, that (A) Debt the proceeds of which are used to refinance or refund Debt which is Pari Passu to the Securities or Debt which is subordinate in right of payment to the Securities shall only be permitted if in the case of any refinancing or refunding of Debt which is Pari Passu to the Securities, the refinancing or refunding Debt is made Pari Passu to the Securities or subordinated to the Securities, and, in the case of any refinancing or refunding of Debt which is subordinated to the Securities, the refinancing or refunding Debt is made subordinate to the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Debt being refinanced or refunded and (B) such refinancing or refunding Debt (x) does not have a final scheduled maturity earlier than the final scheduled maturity of the refinanced or refunded Debt or permit redemption or other retirement of such Debt (including pursuant to an offer to purchase by the Company) at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced or refunded, other than a redemption or other retirement at the option of the holder of such Debt on terms at least as favorable to the Holders of the Securities as those contained in the Debt being refinanced or refunded and (y) does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced or refunded; and

                  (viii) Debt in addition to that otherwise permitted to be Incurred pursuant to Clauses (i) through (vii) above, which, together with any other outstanding Debt Incurred pursuant to this Clause
         (viii), has an aggregate principal amount not in excess of $20 million at any one time outstanding.

SECTION 1009.  Limitation on Layered and Junior Debt.

         The Company shall not (i) Incur or suffer to exist any Debt that is by its terms subordinate in right of payment to any other Debt of the Company unless such Debt is also Pari Passu with or subordinate by its terms in right of payment to the Securities or (ii) permit any Subsidiary Guarantor to Incur or suffer to exist any Debt that is by its terms subordinate in right of payment to any other Debt of the Guarantor unless such Debt is also Pari Passu with or subordinate by its terms in right of payment to the Subsidiary Guarantees.


SECTION 1010.  Limitation on Restricted Payments.

         The Company shall not directly or indirectly, (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of its Capital Stock or to the holders thereof in their capacity as such (excluding the Spin-Off Payments and any dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Interests) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Interests)), (ii) purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company (other than any such acquisition which results in such Subsidiary, Affiliate or Related Person becoming a Restricted Subsidiary) or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company (excluding the redemption or repurchase by any Restricted Subsidiary of any of its Capital Stock, other ownership interests or options, warrants or rights to purchase such Capital Stock or other ownership interests, in each case, owned by the Company or a Wholly Owned Restricted Subsidiary and any such acquisition that results in such Subsidiary, Affiliate or Related Person becoming a Restricted Subsidiary), (iii) permit any Restricted Subsidiary to declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of or other ownership interests in such Restricted Subsidiary or to the holders of such Restricted Subsidiary's Capital Stock or other ownership interests (excluding any dividends or distributions payable solely in shares of Capital Stock of or other ownership interests in such Restricted Subsidiary (other than Redeemable Interests) or in options, warrants or rights to acquire Capital Stock of or other ownership interests in such Restricted Subsidiary (other than Redeemable Interests)) other than (A) the payment by any Restricted Subsidiary of dividends or other distributions to the Company or a Wholly Owned Restricted Subsidiary, or (B) the payment of pro rata dividends to holders of both minority and majority interests in the Capital Stock or other ownership interests of any such Restricted Subsidiary, (iv) make, or permit any Restricted Subsidiary to make, any Investment in any Person that is not a Permitted Investment or (v) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company (other than the Securities) that is Pari Passu with or subordinate in right of payment to the Securities (each of the transactions described in Clauses (i) through (v) being a "Restricted Payment"), if:

                  (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing;

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, not have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of Section 1008; or

                  (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments (excluding Restricted Payments permitted by Clauses (i) through (vii) of the next succeeding paragraph) from the date of this Indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum, without duplication, of: (a) 50% of the cumulative Consolidated Net Income of the Company (or, in the case such Consolidated Net Income shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; provided that for purposes of this Clause (a), Consolidated Net Income of the Company will be calculated excluding extraordinary losses resulting from the Spin-Off Distributions; plus
         (b) 100% of the aggregate net cash proceeds from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Interests) of the Company and options, warrants or other rights on Capital Stock (other than Redeemable Interests and Debt convertible into Capital Stock) of the Company and the principal amount of Debt and Redeemable Interests of the Company that has been converted into Capital Stock (other than Redeemable Interests) of the Company after the date of this Indenture, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus (c) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of this Indenture from an Unrestricted Subsidiary of the Company; plus (d) to the extent not otherwise taken into account in this subsection (3), any return of a capital investment made by the Company in another Person and treated as a Restricted Payment under Clause (ii) or (iv) to the extent received in cash or Cash Equivalents and in an amount not in excess of such Restricted Payment; plus (e) $10.0 million.

         The foregoing covenant will not be violated by reason of:

         (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing covenant and the amount of such dividend was included in the aggregate amount of Restricted Payments pursuant to Clause (3) above;

         (ii) any renewal, extension, refinancing or refunding of Debt permitted pursuant to Clause (vii) of the second paragraph of Section 1008;

         (iii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Interests) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from Clause (3)(b) in the foregoing paragraph;

         (iv) any purchase or other acquisition of Common Stock of the Company that is contributed to any employee plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or an employee stock purchase plan, in either case that was funded by employee contributions or deducted as an expense in determining Consolidated Net Income of the Company;

         (v) the sale, lease or other disposition of any Non-Core Asset; provided that the Board of Directors of the Company determines that such sale, lease or other disposition is in the best interest of the Company, as evidenced by a Board Resolution;

         (vi) any Permitted Joint Venture Investment made after the date of this Indenture; provided that the Consolidated EBITDA of the Company attributable to such Investment for the four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Investment, together with the Consolidated EBITDA of the Company attributable to any other Permitted Joint Venture Investment made pursuant to this Clause (vi), shall not exceed 10% of the Consolidated EBITDA of the Company for the four full fiscal quarters for which internal financial statements are available immediately preceding the making of such Permitted Joint Venture Investment; and provided, further, that the Company would, at the time the Company makes a Permitted Joint Venture Investment pursuant to this Clause (vi) and after giving pro forma effect thereto as if such Permitted Joint Venture Investment had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Permitted Joint Venture Investment, have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of Section 1008; or

         (vii) the redemption of Quest Diagnostics Rights pursuant to the Quest Diagnostics Rights Agreement (or any successor agreement) in an amount not to exceed $.01 per Quest Diagnostics Right.

         As provided in Section 1019, upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary (other than pursuant to Clauses (v) and (vi) above), an amount equal to the fair market value of all of the assets of such Restricted Subsidiary prior to such change will be deemed to be a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments pursuant to Clause (3) of the first paragraph of this Section 1010.


SECTION 1011.  Limitation on Leases.

         The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Operating Lease except:

         (i) any Operating Lease in effect on the date of this Indenture;

         (ii) any Operating Lease relating to personal property used in the Company's or a Restricted Subsidiary's ordinary course of business;

         (iii) any Operating Lease of real property having an annualized Rental Expense of less than $0.625 million;

         (iv) any Operating Lease (A) Incurred by a Person prior to the time such Person became a Restricted Subsidiary, (B) acquired by the Company or any Restricted Subsidiary through a purchase or other acquisition of assets or (C) Incurred by a Restricted Subsidiary in connection with a merger or consolidation with or into another Person (other than a Restricted Subsidiary) in a transaction in which such Person becomes a Restricted Subsidiary of the Company; provided, that, in the case of any Operating Lease Incurred pursuant to Clause
(A) or (C) of this Clause (iv), such Operating Lease was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; and provided further, that the difference, if any (but not less than zero) of
(A) the annualized Rental Expense of such Operating Lease and (B) the annualized Rental Expense of any equivalent or similar Operating Lease relating to assets or properties disposed of in connection with such transaction and as to which the Company or such Restricted Subsidiary is no longer, directly or indirectly, liable or obligated under or as to which another Person with a Credit Rating equal to or greater than the Company shall have agreed to indemnify and hold harmless the Company or such Restricted Subsidiary with respect to all of its liabilities and obligations under such Operating Lease, together with the annualized Rental Expense of any other Operating Lease Incurred pursuant to this Clause (iv), shall not exceed $3 million in the fiscal year of such Incurrence;

         (v) any Operating Lease in addition to those described in Clauses (i) through (iv) above and Clauses (vi) through (vii) below Incurred after the date of this Indenture the annualized Rental Expense of which, together with the annualized Rental Expense of any other Operating Lease Incurred pursuant to this Clause (v), shall not exceed 3% of the Consolidated EBITDA of the Company for the four full fiscal quarters for which internal financial statements are available immediately preceding the Incurrence of such Operating Lease;

         (vi) any Operating Lease between the Company and a Wholly Owned Restricted Subsidiary or between a Wholly Owned Restricted Subsidiary and the Company or another Wholly Owned Restricted Subsidiary; provided, however, that in the case of the issuance (other than directors' qualifying shares), sales, lease, transfer or other disposition of shares of

Capital Stock (including by a consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than the Company or another Wholly Owned Restricted Subsidiary, the provisions of this Clause (vi) shall no longer be applicable to such Operating Lease and such Operating Lease shall be deemed to have been Incurred at that time;

         (vii) at the election of the Company, any Operating Lease in addition to that permitted to be Incurred pursuant to Clauses (i) through (vi) above and Clause (viii) below if (a) the Company treats the Attributable Value of such Operating Lease as Debt for all purposes under this Indenture, including for purposes of the pro forma calculation required by this Clause (vii), (b) the portion of Rental Expense in respect of such Operating Lease that would have been allocable to interest expense in accordance with generally accepted accounting principles if such Operating Lease was treated as a Capital Lease Obligation is treated as Consolidated Interest Expense of the Company for all purposes of this Indenture, including for purposes of the pro forma calculation required by this Clause (vii), and (c) the Company would, at the time of such Incurrence and after giving pro forma effect thereto as if such Incurrence had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Incurrence, have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of Section 1008; and

         (viii) any renewal, extension or replacement (each a "replacement") of any Operating Lease permitted by Clause (i), (iv), (v) or (vii) or this Clause
(viii); provided, that the Incurrence of an Operating Lease shall be deemed to be the replacement of another

Operating Lease so long as the obligation to pay rent or other amounts does not begin earlier than one year prior to the end of the term of the Operating Lease being replaced.


SECTION 1012.     Limitations Concerning Distributions by Subsidiaries, Etc.

         The Company shall not, and shall not permit any Restricted Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or other ownership interests or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any Restricted Subsidiary; or (iii) to sell, lease or transfer any of its property or assets to the Company or any Wholly Owned Restricted Subsidiary, except, in any such case, any encumbrance or restriction: (a) pursuant to the Securities, this Indenture, the Credit Facility and any other agreement in effect on the date of this Indenture, (b) pursuant to an agreement relating to any Debt Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, (c) pursuant to an agreement which has been entered into for the pending sale or disposition of all or substantially all of the assets of such Restricted Subsidiary or all or substantially all of the Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, provided that such restriction terminates upon consummation of such disposition, (d) pursuant to customary provisions restricting assignments of contracts or subleases of leases, in each case, entered into in the ordinary course of business, (e) pursuant to purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in Clause (iii) above on the property so acquired, (f) pursuant to an agreement effecting a renewal, extension, refinancing, replacement or refunding of Debt Incurred pursuant to an agreement referred to in Clause (a) or (b) above (provided that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing, replacement or refunding are no more restrictive in any material respect than the provisions contained in the agreement it replaces) or (g) pursuant to or by reason of applicable law.


SECTION 1013.     Limitation on Liens.

         The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Lien on property or assets of the Company or such Restricted Subsidiary to secure Debt that is Pari Passu or subordinate in right of payment to the Securities without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities (and, if the Company may so determine, any other Debt of the Company or of such Restricted Subsidiary that is not Pari Passu or subordinate to the Securities) (i) in the case of Debt that is Pari Passu with the Securities, Pari Passu with such Debt and (ii) in the case of Debt that is subordinated in right of payment to the Securities prior to such Debt, in each case, as to such property for so long as such Debt will be so secured.

         The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Lien (other than Permitted Liens) on property or assets of the Company or such Restricted

Subsidiary to secure Debt that is not Pari Passu or subordinate in right of payment to the Securities without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities (and, if the Company may so determine, any other Debt of the Company or of such Restricted Subsidiary that is not subordinate to the Securities) equally and ratably with (or prior
to) such Debt as to such property for so long as such Debt will be so secured.


SECTION 1014.     Asset Dispositions.

         (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Asset Disposition in one or more transactions in any fiscal year unless: (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the Board of Directors and evidenced by a Board Resolution, and
(ii) 100% of the Net Available Proceeds from such disposition (including from the sale of any Cash Equivalents received therein) are applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, either (I) within 270 days of such disposition, to repayment of Senior Debt then outstanding under any agreements or instruments which would require such application or which would prohibit payments pursuant to Clause (B) of this sentence or (II) within 60 days before or 270 days after such disposition, to reinvest in assets that will be used in a Permitted Business (provided, however, that such application will not be required to be made pursuant to this Clause (A) until the cumulative Net Available Proceeds (less any Net Available Proceeds applied pursuant to this Section 1014(a)) (such difference being the "Excess Proceeds") exceed $5 million); (B) second, to the extent the Excess Proceeds exceeds $5 million, to purchases of Outstanding Securities pursuant to an Offer to Purchase (to the extent such an Offer is not prohibited by the terms of any Senior Debt then outstanding) at a purchase price equal to 100% of their principal amount plus accrued interest to the Purchase Date (provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section
307) and (C) third, if and only if an Offer to Purchase has been made as described in Clause B above, and to the extent of any remaining Excess Proceeds following completion of such Offer to Purchase and after giving effect to Clauses (A) and (B) above, to general corporate purposes.

         (b) The Company will mail any Offer for an Offer to Purchase required pursuant to Section 1014(a) within 270 days after the relevant disposition is completed. The aggregate principal amount of the Securities to be offered to be purchased pursuant to the Offer to Purchase shall equal the Excess Proceeds available therefor pursuant to Clause (ii)(B) of Section 1014(a) (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

         The Company shall not be entitled to any credit against its obligations in connection with any Offer to Purchase made pursuant to this Section 1014 for the principal amount of any Securities acquired by the Company otherwise than pursuant to such Offer to Purchase.

         (c) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 1014, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Available Proceeds from the Asset Disposition pursuant to which such Offer is being made, including, if amounts are invested in assets that will be used in a Permitted Business, the actual assets acquired, and (iii) the compliance of such allocation with the provisions of paragraph (a) of this
Section 1014.

         The Company and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and
(iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.


SECTION 1015.    Limitation on Transactions with Affiliates and Related Persons.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction after the date of this Indenture with any Affiliate or Related Person of the Company unless (i) such Affiliate or Related Person is (both before and after such transaction) (a) a Wholly Owned Subsidiary of the Company or (b) another Subsidiary of the Company the minority interests in which are not held by any Affiliate or Related Person of the Company; (ii) such transaction is the payment of directors' fees; (iii) such transaction is the entering into of a laboratory services agreement in the ordinary course of the Company's or a Restricted Subsidiary's business on terms that are no less favorable to the Company or such Restricted Subsidiary as those that could be obtained in a comparable arm's length transaction; (iv) such transaction is the entering into a compensation arrangement between the Company or a Restricted Subsidiary and one of its employees, which transaction is approved by the Compensation Committee (or other similar committee) of the Board of Directors; (v) the transaction contemplated by clause (ix) of the definition of Permitted Investments; or (vi) the following action is taken: (a) if the total consideration paid by the Company or such Restricted Subsidiary in such transaction (or series of transactions) of which it is a part (including cash, the fair value of non-cash property and the principal amount of any Debt assumed) (the "Consideration") is less than $5 million, then a duly authorized executive officer of the Company will deliver an Officers' Certificate within 10 days of such transaction (or series of transactions) wherein such officers certify on behalf of the Company that in their good faith judgment the terms of the transaction (or series of transactions) are in the best interests of the Company and are no less favorable to the Company than those that could be obtained in a comparable arm's length transaction (or series of transactions) with an entity that is not an Affiliate or a Related Person; (b) if the Consideration is between $5 million and $15 million, then the determinations referred to in Clause (a) above shall be made by a majority of the disinterested members of the Board of Directors and evidenced by a Board Resolution: and (c) if the Consideration is greater than $15 million, then the determinations referred to in Clause (a) above, in addition to the action required by Clause
(b) above, must also be confirmed by a nationally recognized investment banking firm (which may not be an Affiliate or Related Person of the Company), in a written opinion delivered to the Board of Directors of the Company prior to consummation of such transaction (or series of transactions); provided, however, that the foregoing restriction will not apply to the Intercompany Agreements as in effect on the date of this Indenture or the transactions contemplated thereby.


SECTION 1016.     Limitation on Sale of Capital Stock of Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey or otherwise dispose of any shares of Capital Stock (other than Preferred Stock that is not required or permitted to be redeemed or otherwise repaid, at the option of such Restricted Subsidiary or the holders thereof, prior to the final Stated Maturity of the

Securities) of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any Person other than the Company or a Wholly Owned Restricted Subsidiary except in a transaction consisting of a sale of all of the Capital Stock of such Restricted Subsidiary owned by the Company and any Subsidiary of the Company and that complies with the provisions of Section 1014 to the extent such provisions apply.


SECTION 1017.     Change of Control.

         (a) Within 30 days following the date of the consummation of a transaction that results in a Change of Control, the Company shall mail an Offer with respect to an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their principal amount plus accrued interest to the Purchase Date (provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount. A "Change of Control" means the occurrence of any of the following events after the date of this Indenture: (i) any Person, or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, beneficially owns 35% or more of the total voting power of all classes of Voting Stock of the Company, (ii) any Person or Group succeeds in having sufficient of its nominees elected to the Board of Directors such that such nominees, when added to any existing director remaining on the Board of Directors after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors or (iii) the occurrence of any transaction or series of related transactions (excluding the Spin-Off Distributions), in which the beneficial owners of the Voting Stock of the Company immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 35% of the voting power of all classes of Voting Stock of the Company (or in the case of a transaction (or series) in which another entity becomes a successor to the Company, of the successor entity).

         (b) Prior to the mailing of the Offer with respect to the Offer to Purchase, but in any event within 30 days following any Change in Control, the Company shall to the extent required either (i) repay all outstanding Senior Debt or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the making of the Offer to Purchase and the purchase of Securities required by this Section 1017. The failure to repay any such Senior Debt or to obtain any such consents will not relieve the Company of its obligation to make the Offer to Purchase or to purchase Securities pursuant to the Offer to Purchase required by this Section 1017.

         (c) The Company and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer,

(ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the Purchase Price of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee all Securities so repurchased together with an Officers' Certificate stating the Securities or portions thereof repurchased by the Company. The Paying Agent shall promptly mail or deliver to Holders so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.


SECTION 1018.     Provision of Financial Information.

         Whether or not the Company is subject to the reporting requirements of
Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were subject to such Section and will also provide to all Holders and file with the Trustee copies of such reports.

SECTION 1019.     Unrestricted Subsidiaries.

         The Company may at any time designate any Person that after the date of this Indenture becomes a Subsidiary of the Company as an "Unrestricted Subsidiary," whereupon (and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person will be deemed to be an Unrestricted Subsidiary. In addition, the Company may at any time terminate the status of any Subsidiary of the Company as an Unrestricted Subsidiary, whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will cease to be an Unrestricted Subsidiary.

         Notwithstanding the foregoing, no change in the status of a Subsidiary of the Company from a Restricted Subsidiary to an Unrestricted Subsidiary or an Unrestricted Subsidiary to a Restricted Subsidiary (other than the change in status of a Non-Core Asset from a Restricted Subsidiary holding only Non-Core Assets to an Unrestricted Subsidiary) will be effective, unless (i) the Company would, at the time of such designation and after giving pro forma effect thereto as if such designation had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such designation, have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of
Section 1008; (ii) in the case of any change in status of such a Subsidiary from a Restricted Subsidiary to an Unrestricted Subsidiary (other than pursuant to Clause (vi) of the second paragraph of Section 1010), the fair market value of all assets of such Restricted Subsidiary prior to such change will be deemed a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments pursuant to the provisions of Clause (3) of the first paragraph of Section 1010, and the Incurrence of such Restricted Payment at such time would be permitted by
Section 1010 and (iii) such change would not otherwise result (after the giving of notice or the lapse of time, or both) in an Event of Default. In addition and notwithstanding the foregoing, no change in the status of a Subsidiary of the Company from a Restricted Subsidiary to an Unrestricted Subsidiary shall be effective if, and the status of any Subsidiary of the Company as an Unrestricted Subsidiary will be deemed to have been immediately terminated (with the effect described in the immediately preceding sentence) at any time when, (i) such Subsidiary (A) has outstanding Debt that is Unpermitted Debt or (B) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property or other assets of, the Company or any of its Restricted Subsidiaries, (ii) the Company or any Restricted Subsidiary (A) provides credit support for, or a Guaranty of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (B) is directly or indirectly liable for any Debt of such Subsidiary or (iii) if and only if such Subsidiary does business under the name "Quest" or "Quest Diagnostics", such Subsidiary fails to notify in writing the holders of its Debt that such Debt is without recourse to the property and assets of the Company and its Restricted Subsidiaries. Any such termination otherwise prohibited by the restrictions described in the first sentence of this paragraph will be deemed to constitute a default in the performance of this Section. "Unpermitted Debt" means any Debt of a Subsidiary of the Company if (x) a default thereunder (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced), or any right that the holders thereof may have to take enforcement action against such Subsidiary or its property or other assets, would permit (whether or not after the giving of notice or the lapse of time or both) the holders of any Debt of the Company or any Restricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against the Company or any such Restricted Subsidiary or (y) such Debt is secured by a Lien on any property or other assets of the Company and any of its Restricted Subsidiaries.


SECTION 1020.     Statement by Officers as to Default; Compliance Certificates.

         (a) The Company and the Subsidiary Guarantors will deliver to the Trustee, within 90 days after the end of their respective fiscal years, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer), stating whether or not to the best knowledge of the signers thereof the Company or such Subsidiary Guarantor, as the case may be, has fulfilled all its obligations hereunder, is in default in the performance and observance of any of the terms, provisions and conditions of Section 801 or 802 or Sections 1004 to 1019, inclusive, and if the Company or any Subsidiary Guarantor, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For purposes of this Section 1020, such compliance or default shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

         (b) The Company and each Subsidiary Guarantor shall deliver to the Trustee, promptly and in any event within 10 days after the Company or such Subsidiary Guarantor becomes aware or should reasonably become aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company or such Subsidiary Guarantor proposes to take with respect thereto.


SECTION 1021.  Waiver of Certain Covenants.

         The Company or any Subsidiary Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Section 801,
Section 802, Sections 1004 to 1013, inclusive, and Sections 1015, 1016, 1018 and 1019 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN

                            Redemption of Securities

SECTION 1101.  Right of Redemption.

         (a) The Securities may be redeemed at the election of the Company on or prior to June 30, 1997, as a whole and not in part, if as a result of an event outside the control of Corning, the Company and Covance, the Spin-Off Distributions do not occur prior to March 31, 1997, at a Redemption Price equal to 101% of the principal amount of the Securities plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

         (b) The Securities also may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after December 15, 2001, at the Redemption Prices specified in the form of Security hereinbefore set forth plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date).

SECTION 1102.  Applicability of Article.

         Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.  Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed. In the case of a redemption pursuant to Section 1101(a), the Company shall furnish to the Trustee an Officers' Certificate that all conditions precedent for such redemption have been complied with.


SECTION 1104.  Selection by Trustee of Securities to Be Redeemed.

         If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

         The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 1105.  Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days (or, in the case of redemption pursuant to Section 1101(a), not less than 15 or more than 30 days) prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register and, in the case of a redemption pursuant to Section 1101(a) by publication.

         All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price,

                  (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

                  (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

                  (5) whether the redemption is being made pursuant to Section 1101(a) or Section 1101(b), and if being made pursuant to Section 1101(a), a brief explanation of the basis therefor.

                  (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

                  (7) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. All notices of redemption shall be irrevocable.


SECTION 1106.  Deposit of Redemption Price.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.


SECTION 1107.  Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.


SECTION 1108.  Securities Redeemed in Part.

         Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute the Security, and the Subsidiary Guarantors shall execute their Subsidiary Guarantees to be endorsed thereon, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                           Subordination of Securities

SECTION 1201.  Securities Subordinate to Senior Debt.

                  The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article Four and Article Fifteen), the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.


SECTION 1202.  Payment Over of Proceeds Upon Dissolution, Etc.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents or any other manner acceptable to the holders of such Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment" but excluding any payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinated as provided in this Article), on account of principal of (or premium, if any) or interest on the Securities or on account of any purchase or redemption or other acquisition of Securities by the Company or any Subsidiary of the Company (all such payments, distributions, purchases, redemptions and acquisitions herein referred to, individually and collectively, as a "Securities Payment"), and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.

         Any Securities Payments to which the Trustee or the Holders would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such Securities Payment, whether a trustee in bankruptcy, a receiver or otherwise, directly to the holders of Senior Debt or their representative or representatives or to any trustee or agent under any indenture or other agreement evidencing or governing any such Senior Debt, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each of them, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt. As used in this Article, the phrase "payment in full" (or any similar phrase), when used to refer to the payment of Senior Debt, shall mean payment in full of the aggregate amount of such Senior Debt in cash or cash equivalents or any other manner acceptable to the holders of such Senior Debt.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any Securities Payment before all Senior Debt is paid in full or payment thereof provided for in cash or cash equivalents or any other manner acceptable to the holders of such Senior Debt, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt; provided that any portion of any such Securities Payment allocable to Senior Debt in respect of the Credit Facility shall be paid over or delivered forthwith directly to the Administrative Agent under the Credit Facility.

         The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 1203.  No Payment When Senior Debt in Default.

         In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or any other manner acceptable to the holders of the Senior Debt. "Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on or in respect of any Senior Debt when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption or otherwise, including any default in the payment of a reimbursement obligation with respect to a letter of credit when due.

         In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default and electing to invoke the provisions of this paragraph from the Administrative Agent under the Credit Facility (or if the Credit Facility has been terminated, from any holder of Senior Debt with a principal amount in excess of $15 million), no Securities Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which the Senior Debt to which such Senior Nonmonetary Default relates shall have been discharged or such Senior Nonmonetary Default shall have been waived or otherwise cured and (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Securities during any 360-day period and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Debt or their representatives unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days. The limitations on Payment Blockage Periods set forth in this paragraph shall not be construed to limit or affect the provisions of the preceding paragraph. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any default with respect to any Senior Debt, other than a Senior Payment Default, permitting after notice or lapse of time (or both) the holders of such Senior Debt (or a trustee or other agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

         In the event that, notwithstanding the foregoing, any Securities Payment is made to the Trustee or any Holder prohibited by the foregoing provisions of this Section, then and in such event such Securities Payment shall be paid over and delivered forthwith to the Company; provided that any portion of any such Securities Payment allocable to Senior Debt in respect of the Credit Facility shall be paid over or delivered forthwith directly to the Administrative Agent under the Credit Facility.

         The provisions of this Section shall not apply to any Securities Payment with respect to which Section 1202 would be applicable.


SECTION 1204.  Payment Permitted If No Default.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1202 or under the conditions described in Section 1203, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments, if, at the time of such application by the Trustee, it did not have knowledge that such Securities Payment would have been prohibited by the provisions of this Article; provided that clause (b) of the foregoing shall not be construed to permit the Holders to retain any Securities Payment received by such Holders to the extent such Holders would not be permitted to retain such Securities Payment by reason of any other provisions of this Article.


SECTION 1205.  Subrogation to Rights of Holders of Senior Debt.

         Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or the provision for such payment in cash or cash equivalents or any other manner acceptable to the holders of the Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.


SECTION 1206.  Provisions Solely to Define Relative Rights.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder or to prohibit Securities Payments under the circumstances set forth in Section 1203.


SECTION 1207.  Trustee to Effectuate Subordination.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any Proceeding, the timely filing of a claim for the unpaid balance of the indebtedness owing to such Holder in respect of any Securities, in the form required in such Proceeding, and causing such claim to be approved or allowed in such Proceeding. If after a written request by the Administrative Agent under the Credit Facility the Trustee does not file a proper claim in any Proceeding at least ninety days before the expiration of the time allowed in such Proceeding to file such claim, then the Administrative Agent under the Credit Facility will be authorized (but shall not have any obligation) to do so for and on behalf of the Holders.


SECTION 1208.  No Waiver of Subordination Provisions.

         No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

(iii) release any Person liable in any manner for the collection or payment of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


SECTION 1209.  Notice to Trustee.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least 2 Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwith- standing, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within 2 Business Days prior to such date.

         Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or agent therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. A certificate of the Administrative Agent delivered to the Trustee shall be sufficient evidence with respect to the amount of Senior Debt under the Credit Facility.


SECTION 1210.  Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of

Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


SECTION 1211.  Trustee Not Fiduciary for Holders of Senior Debt.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith (and absent gross negligence) mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Twelve and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

SECTION 1212. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.


SECTION 1213.  Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1212 shall not apply to the Company, any Subsidiary Guarantor or any Affiliate of the Company or any Subsidiary Guarantor if it, such Subsidiary Guarantor or such Affiliate acts as Paying Agent.


SECTION 1214.  Defeasance of this Article Twelve.

         The subordination of the Securities provided by this Article Twelve is expressly made subject to the provisions for defeasance or covenant defeasance in Article

Fifteen hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance that is consummated at a time when a Securities Payment would not be prohibited by
Section 1202 or 1203, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article Twelve.


SECTION 1215.  Reinstatement.

         The provisions of this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.


                                ARTICLE THIRTEEN

                              Subsidiary Guarantee

SECTION 1301.  Subsidiary Guarantee.

         Each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, Offer to Purchase or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to make any such payment, each Subsidiary Guarantor hereby, jointly and severally, agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, Offer to Purchase or otherwise, and as if such payment were made by the Company.

         Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be absolute unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Securities or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in such Subsidiary Guarantee.

Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

         The indebtedness evidenced by the Subsidiary Guarantees is, to the extent provided in this Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Guarantees of each Subsidiary Guarantor, and the Subsidiary Guarantees are issued subject to the provisions of this Indenture with respect thereto. Each Holder of such Security, by accepting the same, will be deemed to have (a) agreed to and be bound by such provisions, (b) authorized and directed the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appointed the Trustee his attorney-in-fact for any and all such purposes.

         Each Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Securities upon which its Guarantee is endorsed against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of such Security pursuant to the provisions of its Subsidiary Guarantee or this Indenture; provided, however, that no Subsidiary Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities issued hereunder shall have been paid in full.

         Each Subsidiary Guarantor that makes or is required to make any payment in respect of its Subsidiary Guarantee shall be entitled to seek contribution from the other Subsidiary Guarantors to the extent permitted by applicable law; provided, however, that no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of contribution until the principal of (premium, if any) and interest on all Securitiesissued hereunder shall have been paid in full.

         Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Securities, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 1302.     Execution and Delivery of Subsidiary Guarantees.

         The Subsidiary Guarantees to be endorsed on the Securities shall include the terms of the Subsidiary Guarantee set forth in Section 1301 and any other terms that may be set forth in the form established pursuant to Section
205. Each of the Subsidiary Guarantors hereby agrees to execute its Subsidiary Guarantee, in a form established pursuant to Section 205, to be endorsed on each Security authenticated and delivered by the Trustee.

         The Subsidiary Guarantee shall be executed on behalf of each respective Subsidiary Guarantor by any one of such Subsidiary Guarantor's Chairman of the Board, Vice Chairman of the Board, President, Vice Presidents or other person duly authorized by the Board of Directors of such Subsidiary Guarantor, attested by its Secretary or Assistant Secretary. The signature of any or all of these persons on the Subsidiary Guarantee may be manual or facsimile.

         A Subsidiary Guarantee bearing the manual or facsimile signature of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Subsidiary Guarantee is endorsed or did not hold such offices at the date of such Subsidiary Guarantee.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee endorsed thereon on behalf of the Subsidiary Guarantors and shall bind each Subsidiary Guarantor notwithstanding the fact that Subsidiary Guarantee does not bear the signature of such Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby jointly and severally agrees that its Subsidiary Guarantee set forth in Section 1301 and in the form of Subsidiary Guarantee established pursuant to Section 205 shall remain in full force and effect notwithstanding any failure to endorse a Subsidiary Guarantee on any Security.


SECTION 1303.  Release of Subsidiary Guarantors.

         Each Subsidiary Guarantee will remain in effect with respect to the respective Subsidiary Guarantor until the entire principal of, premium, if any, and interest on the Securities shall have been paid in full or otherwise discharged in accordance with the provisions of the Securities and this Indenture; provided, however, that if (i) such Subsidiary Guarantor ceases to be a Restricted Subsidiary in compliance with the applicable provisions of this Indenture, (ii) such Subsidiary Guarantor ceases to guarantee any amounts under the Credit Facility and the Trustee receives a certificate from the Administrative Agent under the Credit Facility to such effect, (iii) the Securities are defeased and discharged pursuant to Section 1502 or (iv) all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by the Company or any Restricted Subsidiary in a transaction constituting an Asset Disposition and in which the Net Available Proceeds from such Assets Disposition are applied in accordance with requirements of Section 1014, then, in each case of (i), (ii), (iii) or (iv), upon delivery by the Company of an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent herein provided for relating to the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee and this Article Thirteen have been complied with, such Subsidiary Guarantor or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets or Capital Stock of such Subsidiary Guarantor) shall be released and discharged of its obligations under its Subsidiary Guarantee and under this Article Thirteen without any action on the part of the Trustee or any Holder, and the Trustee shall execute any documents reasonably required in order to acknowledge the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article Thirteen.


SECTION 1304.  Additional Subsidiary Guarantors.

         The Company will cause any Subsidiary of the Company that becomes a Restricted Subsidiary after the date of this Indenture to become a Subsidiary Guarantor as soon as practicable after such Subsidiary becomes a Restricted Subsidiary. The Company shall cause any such Restricted Subsidiary to become a Subsidiary Guarantor with respect to the Securities by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and
(b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and such supplemental indenture and such Person's obligations under its Subsidiary Guarantee and this Indenture constitute the legal, valid, binding and enforceable obligations of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).


                                ARTICLE FOURTEEN

                     Subordination of Subsidiary Guarantees

SECTION 1401.  Subsidiary Guarantees Subordinate to Senior Guarantees.

                  Each Subsidiary Guarantor covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article Four and Article Fifteen), the payment of the principal of (and premium, if any) and interest on the Subsidiary Guarantee of each Subsidiary Guarantor is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Guarantees of such Subsidiary Guarantor.

SECTION 1402.  Payment Over of Proceeds Upon Dissolution, Etc.

         In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to a Subsidiary Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of a Subsidiary Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of a Subsidiary Guarantor, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Subsidiary Guarantor Proceeding") the holders of Senior Guarantees of such Subsidiary Guarantor shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Guarantees, or provision shall be made for such payment in cash or cash equivalents or any other manner acceptable to the holders of such Senior Guarantees, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of such Subsidiary Guarantor subordinated to the payment of the Subsidiary Guarantee of such Subsidiary Guarantor, but excluding any payment or distribution of stock or securities of such Subsidiary Guarantor provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Guarantees of such Subsidiary Guarantor to substantially the same extent as the Subsidiary Guarantees are so subordinated as provided in this Article), on account of the Subsidiary Guarantee of such Subsidiary Guarantor (all such payments, distributions, purchases, redemptions and acquisitions herein referred to, individually and collectively, as a "Subsidiary Guarantor Payment"), and to that end the holders of Senior Guarantees of such Subsidiary Guarantor shall be entitled to receive, for application to the payment thereof, any Subsidiary Guarantor Payment which may be payable or deliverable in respect of the Subsidiary Guarantee of such Subsidiary Guarantor in any such Subsidiary Guarantor Proceeding.

         Any Subsidiary Guarantor Securities Payments to which the Trustee or the Holders would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such Subsidiary Guarantor Securities Payment, whether a trustee in bankruptcy, a receiver or otherwise, directly to the holders of Senior Guarantees of such Subsidiary Guarantor or their representative or representatives or to any trustee or agent under any indenture or other agreement evidencing or governing any such Senior Guarantees, ratably according to the aggregate amounts remaining unpaid on account of the Senior Guarantees held or represented by each of them, to the extent necessary to make payment in full of all Senior Guarantees remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Guarantees. As used in this Article, the phrase "payment in full" (or any similar phrase), when used to refer to the payment of Senior Guarantees, shall mean payment in full of the aggregate amount of such Senior Guarantees in cash or cash equivalents or any other manner acceptable to the holders of such Senior Guarantees.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any Subsidiary Guarantor Payment before all Senior Guarantees of a Subsidiary Guarantor are paid in full or payment thereof provided for in cash or cash equivalents or any other manner acceptable to the holders of such Senior Guarantees, then and in such event such Subsidiary Guarantor Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Subsidiary Guarantor for application to the payment of all Senior Guarantees of such Subsidiary Guarantor remaining unpaid, to the extent necessary to pay all such Senior Guarantees in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Guarantees; provided that any portion of any such Subsidiary Guarantor Payment allocable to Senior Guarantees in respect of the Credit Facility shall be paid over or delivered forthwith directly to the Administrative Agent under the Credit Facility.

         The consolidation of a Subsidiary Guarantor with, or the merger of a Subsidiary Guarantor into, another Person or the liquidation or dissolution of a Subsidiary Guarantor following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Subsidiary Guarantor Proceeding for the purposes of this Section if the Person formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.


SECTION 1403.  No Payment When Senior Debt of the Company in Default.

         No payment shall be made by a Subsidiary Guarantor under a Subsidiary Guarantee during any period in which payments by the Company on the Securities are suspended pursuant to the provisions of Section 1203.

         In the event that, notwithstanding the foregoing, a Subsidiary Guarantor shall make any Subsidiary Guarantor Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, then and in such event such Subsidiary Guarantor Payment shall be paid over and delivered forthwith to such Subsidiary Guarantor; provided that any portion of any such Subsidiary Guarantor Payment allocable to any Senior Guarantees in respect of the Credit Facility shall be paid over or delivered forthwith directly to the Administrative Agent under the Credit Facility.

         The provisions of this Section shall not apply to any Subsidiary Guarantor Payment with respect to which Section 1402 would be applicable.


SECTION 1404.  Payment Permitted If No Default.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Subsidiary Guarantees shall prevent (a) any Subsidiary Guarantor at any time except during the pendency of any Subsidiary Guarantor Proceeding referred to in Section 1402 or under the conditions described in Section 1403, from making Subsidiary Guarantor Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Subsidiary Guarantor Payments if, at the time of such application by the Trustee, it did not have knowledge that such Subsidiary Guarantor Payment would have been prohibited by the provisions of this Article; provided that clause (b) of the foregoing shall not be construed to permit the 'Holders to retain any Subsidiary Guarantor payment received by such Holders to the extent such Holders would not be permitted to retain such Subsidiary Guarantor Payment by reason of any other provisions of this Article.


SECTION 1405.  Subrogation to Rights of Holders of Senior Guarantees of
                    Subsidiary Guarantor.

         Subject to the payment in full of all amounts due or to become due on or in respect of Senior Guarantees of a Subsidiary Guarantor, or the provision for such payment in cash or cash equivalents or any other manner acceptable to the holders of Senior Guarantees of a Subsidiary Guarantor, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Guarantees to receive payments and distributions of cash, property and securities applicable to such Senior Guarantees until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Guarantees of such Subsidiary Guarantor of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Guarantees of such Subsidiary Guarantor by Holders of the Securities or the Trustee, shall, as among any Subsidiary Guarantor, its creditors other than holders of Senior Guarantees of such Subsidiary Guarantor and the Holders of the Securities, be deemed to be a payment or distribution by such Subsidiary Guarantor to or on account of the Senior Guarantees of such Subsidiary Guarantor.


SECTION 1406.  Provisions Solely to Define Relative Rights.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Guarantees of each Subsidiary Guarantor on the other hand. Nothing contained in this Article or elsewhere in this Indenture, in the Securities or in the Subsidiary Guarantees is intended to or shall (a) impair, as among any Subsidiary Guarantor, its creditors other than holders of Senior Guarantees of such Subsidiary Guarantor and the Holders of the Securities, the obligation of each Subsidiary Guarantor, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Guarantees of such subsidiary Guarantor, is intended to rank equally with all other general obligations of such Subsidiary Guarantor), to pay to the Holders the payments of all amounts due on the Securities pursuant to its Subsidiary Guarantee as and when the same shall become due and payable in accordance with the terms of such Subsidiary Guarantee; or (b) affect the relative rights against any Subsidiary Guarantor of the Holders of the Securities and creditors of such Subsidiary Guarantor other than the holders of Senior Guarantees of such Subsidiary Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Guarantees of a Subsidiary Guarantor to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder or to prohibit Subsidiary Guarantor Payments under the circumstances set forth in
Section 1403.


SECTION 1407.  Trustee to Effectuate Subordination.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any Subsidiary Guarantor Proceeding, the timely filing of a claim for the unpaid balance of the indebtedness owing to such Holder in respect of such Subsidiary Guarantor's Subsidiary Guarantee, in the form required in such Subsidiary Guarantor Proceeding, and causing such claim to be approved or allowed in such Subsidiary Guarantor Proceeding. If after a written request by the Administrative Agent under the Credit Facility the Trustee does not file a proper claim in any Subsidiary Guarantor Proceeding at least ninety days before the expiration of the time allowed in such Subsidiary Guarantor Proceeding to file such claim, then the Administrative Agent under the Credit Facility will be authorized (but shall not have any obligation) to do so for and on behalf of the Holders.


SECTION 1408.  No Waiver of Subordination Provisions.

         No right of any present or future holder of any Senior Guarantee of any Subsidiary Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Guarantees of any Subsidiary Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Guarantees of such Subsidiary Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Senior Guarantee of such Subsidiary Guarantor, or otherwise amend or supplement in any manner any Senior Guarantee of such Subsidiary Guarantor or any instrument evidencing the same or any agreement under which any Senior Guarantee of such Subsidiary Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Guarantee of such Subsidiary Guarantor; (iii) release any Person liable in any manner for the collection or payment of any Senior Guarantee of such Subsidiary Guarantor; and (iv) exercise or refrain from exercising any rights against such Subsidiary
Guarantor and any other Person.


SECTION 1409.  Notice to Trustee.

         Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of its Subsidiary Guarantee. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of any Subsidiary Guarantee, unless and until the Trustee shall have received written notice thereof from a Subsidiary Guarantor or a holder of such Senior Guarantee of a Subsidiary Guarantor or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of a Senior Guarantee of a Subsidiary Guarantor (or a trustee or agent therefor) to establish that such notice has been given by a holder of a Senior Guarantee of such Subsidiary Guarantor (or a trustee or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of a Senior Guarantee of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Senior Guarantees of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. A certificate of the Administrative Agent delivered to the Trustee shall be sufficient evidence with respect to the amount of Senior Guarantees under the Credit Facility.


SECTION 1410.  Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Subsidiary Guarantor Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Guarantees of a Subsidiary Guarantor and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


SECTION 1411. Trustee Not Fiduciary for Holders of Senior Guarantees of the Subsidiary Guarantors.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Senior Guarantee of any Subsidiary Guarantor and shall not be liable to any such holders if it shall in good faith (and absent gross negligence) mistakenly pay over or distribute to Holders or to any Subsidiary Guarantor or to any other Person cash, property or securities to which any holders of Senior Guarantees of such Subsidiary Guarantor shall be entitled by virtue of this Article or otherwise. With respect to the holders of any Senior Guarantee of any Subsidiary Guarantor, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Fourteen and no implied covenants or obligations with respect to holders of any Senior Guarantee of any Subsidiary Guarantor shall be read into this Indenture against the Trustee.

SECTION 1412. Rights of Trustee as Holder of Senior Guarantees of the Subsidiary Guarantors; Preservation of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Guarantee of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of any Senior Guarantee of such Subsidiary Guarantor, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.


SECTION 1413.  Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1412 shall not apply to the Company, any Subsidiary Guarantor or any Affiliate of the Company or any Subsidiary Guarantor if it, such Subsidiary Guarantor or such Affiliate acts as Paying Agent.


SECTION 1414.  Defeasance of this Article Fourteen.

         The subordination of the Subsidiary Guarantees provided by this Article Fourteen is expressly made subject to the provisions for defeasance or covenant defeasance in Article Fifteen hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance that is consummated at a time when a Subsidiary Guarantor Payment would not be prohibited by Section 1402 or 1403, the Subsidiary Guarantees then outstanding shall thereupon cease to be subordinated pursuant to this Article Fourteen.


                                 ARTICLE FIFTEEN

                       Defeasance and Covenant Defeasance

SECTION 1501.  Company's Option to Effect Defeasance or Covenant Defeasance.

         The Company may at its option by Board Resolution, at any time, elect to have either Section 1502 or Section 1503 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Fifteen.


SECTION 1502.  Defeasance and Discharge.

         Upon the Company's exercise of the option provided in Section 1501 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities, each Subsidiary Guarantor shall have been deemed to have been discharged from its obligations with respect to its Subsidiary Guarantee and the provisions of Article Twelve and Article Fourteen hereof shall cease to be effective, on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and (ii) the Subsidiary Guarantors shall each be released from their respective Subsidiary Guarantees, except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1504 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's and each Subsidiary Guarantor's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and
(D) this Article Fifteen. Subject to compliance with this Article Fifteen, the Company may exercise its option under this Section 1502 notwithstanding the prior exercise of its option under Section 1503.

SECTION 1503.  Covenant Defeasance.

         Upon the Company's exercise of the option provided in Section 1501 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1005 through 1019, inclusive, and Clauses (iii), (iv) and (v) of Section 801, (ii) the occurrence of an event specified in Sections 501(3) (in the case of Section 801, with respect to Clauses (iii), (iv) or (v) of Section 801), 501(4) (with respect to any of Sections 1005 through 1019 inclusive), 501(5) and 501(6) shall not be deemed to be an Event of Default and
(iii) the provisions of Article Twelve and Article Fourteen hereof shall cease to be effective on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that (a) the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities and Subsidiary Guarantees shall be unaffected thereby.


SECTION 1504.  Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section 1502 or Section 1503 to the then Outstanding Securities:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Fifteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (premium, if any) and each instalment of interest on the Securities on the Stated Maturity of such principal or instalment of interest in accordance with the terms of this Indenture and of such Securities.

                  (2) In the case of an election under Section 1502, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                  (3) In the case of an election under Section 1503, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

                  (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

                  (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                  (6) At the time of such deposit: (A) no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, and no event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and (B) no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting (after notice or the lapse of time, or both) the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, or, in the case of either Clause (A) or Clause (B) above, each such default or event of default shall have been cured or waived or shall have ceased to exist.

                  (7) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(7) and (8) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (8) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                  (9) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause either the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

                  (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1502 or the covenant defeasance under Section 1503 (as the case may be) have been complied with.


SECTION 1505.  Deposited Money and U.S. Government Obligations to be Held
                           in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 1505 and Section 1506, the "Trustee") pursuant to Section 1504 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article Twelve or Article Fourteen.

         The Company and each Subsidiary Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1504 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article Fifteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1504 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1506.  Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1502 or 1503 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantors' obligations under this Indenture, the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fifteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1502 or 1503; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.


                              --------------------

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       CORNING CLINICAL LABORATORIES INC. (DE)



                                       By______________________________________

Attest:


__________________________________


                                       THE BANK OF NEW YORK,
                                       as TRUSTEE


                                       By______________________________________

Attest:


 _________________________________


                                       CLMP INC.


                                       By______________________________________

Attest:


 _________________________________

                                       CORNING CLINICAL LABORATORIES INC. (CT)


                                       By_____________________________________

Attest:


_________________________________


                                       CORNING CLINICAL LABORATORIES INC. (MA)


                                       By_____________________________________

Attest:


_________________________________


                                       CORNING CLINICAL LABORATORIES INC. (MD)


                                       By_____________________________________

Attest:


_________________________________

                                       CORNING CLINICAL LABORATORIES INC. (MI)


                                       By_____________________________________

Attest:


_________________________________



                                       CORNING CLINICAL LABORATORIES OF
                                         PENNSYLVANIA INC.


                                       By_____________________________________

Attest:


_________________________________


                                       CORNING MRL INC.


                                       By_____________________________________

Attest:


_________________________________


                                       CORNING NICHOLS INSTITUTE INC.


                                       By_____________________________________

Attest:


_________________________________

                                       DAMON CLINICAL LABORATORIES INC.


                                       By_____________________________________

Attest:


_________________________________


                                       DEYOR CPF/METPATH, INC.


                                       By_____________________________________

Attest:


_________________________________



                                       DIAGNOSTIC REFERENCE SERVICES, INC.


                                       By_____________________________________

Attest:


_________________________________


                                       DPD HOLDINGS INC.


                                       By_____________________________________

Attest:


_________________________________

                                       METWEST INC.


                                       By_____________________________________

Attest:


_________________________________


                                       NICHOLS INSTITUTE DIAGNOSTICS


                                       By_____________________________________

Attest:


_________________________________


                                       PATHOLOGY BUILDING PARTNERSHIP


                                       By_____________________________________

Attest:


_________________________________

                                       QUEST DIAGNOSTICS INCORPORATED (MD)


                                       By_____________________________________

Attest:


_________________________________


                                       QUEST DIAGNOSTICS INCORPORATED (MI)


                                       By_____________________________________

Attest:


_________________________________


                                       SOUTHGATE MEDICAL SERVICES, INC.


                                       By_____________________________________

Attest:


_________________________________


                                      -112-